    As filed with the Securities and Exchange Commission on August 10, 2001.

--------------------------------------------------------------------------------

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           PEABODY ENERGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                      1222                   13-4004153
(State or other jurisdiction of   (Primary Standard          (I.R.S. Employer
incorporation or organization) Industrial Classification  Identification Number)
                                     Code Number)

                              --------------------

                                701 Market Street
                         St. Louis, Missouri 63101-1826
                                 (314) 342-3400

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              --------------------

                            Jeffery L. Klinger, Esq.
                           Peabody Energy Corporation
                                701 Market Street
                         St. Louis, Missouri 63101-1826
                                 (314) 342-3400

                              --------------------

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                              --------------------

                                 With a copy to:
                              Rise B. Norman, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                                 (212) 455-2000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              --------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
             Title of each Class of                      Amount           Proposed Maximum       Proposed Maximum      Amount of
                                                         to be             Offering Price            Aggregate       Registration
           Securities to be Registered                 Registered             Per Unit            Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------------------
8 7/8% Series B Senior Notes due 2008                 $317,100,000             --(2)                  --(2)             --(3)
------------------------------------------------------------------------------------------------------------------------------------
Guarantees of 8 7/8% Series B Senior Notes
  due 2008(1)                                         $317,100,000             --(2)                  --(2)             --(3)
------------------------------------------------------------------------------------------------------------------------------------
9 5/8% Series B Senior Subordinated Notes due
  2008                                                $408,300,000             --(2)                  --(2)             --(3)
------------------------------------------------------------------------------------------------------------------------------------
Guarantees of 9 5/8% Series B Senior                  $408,300,000             --(2)                  --(2)             --(3)
  Subordinated Notes due 2008(1)
====================================================================================================================================

(1)  See inside facing page for table of additional registrant guarantors.

(2) An indeterminate amount of securities will be offered at indeterminate offering prices solely for market-making purposes.

(3) Pursuant to Rule 457(q), no filing fee is required for the registration of securities to be offered solely for market-making purposes by an affiliate of the registrant.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------

                           Peabody Energy Corporation


                       8 7/8% Series B Senior Notes due 2008
                                       and
                 9 5/8% Series B Senior Subordinated Notes due 2008

      This prospectus has been prepared for and is to be used by Lehman Brothers Inc. in connection with offers and sales in market-making transactions of the notes. We will not receive any of the proceeds from those sales. Lehman Brothers Inc. may act as a principal or agent in those transactions. The notes may be offered in negotiated transactions or otherwise.

      There is no existing trading market for the notes and we cannot assure you that one will develop.

      Neither the U.S. Securities and Exchange Commission nor any state securities commission in the United States has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      For a discussion of factors that should be considered in connection with an investment in the notes, see "Risk Factors" beginning on page 5.

                                -----------------
                                 LEHMAN BROTHERS
                                -----------------

August ___, 2001

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary .......................................................    1
Risk Factors .............................................................    5
Use of Proceeds ..........................................................   14
Ratio of Earnings to Fixed Charges .......................................   14
Description of the Senior Notes ..........................................   15
Description of the Senior Subordinated Notes .............................   41
Plan of Distribution .....................................................   69
Legal Matters ............................................................   69
Experts ..................................................................   69
Where You Can Find Additional Information ................................   69


      You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell the notes in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospectus may have changed since that date.

                              --------------------

      Our principal executive offices are located at 701 Market Street, St. Louis, Missouri, 63101-1826, telephone (314) 342-3400.

                               PROSPECTUS SUMMARY

      This summary may not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision. You should carefully consider the information presented under the heading "Risk Factors."

      We are the largest private-sector coal company in the world. Excluding our Australian operations that were sold in January 2001, we sold 181.6 million tons of coal in the year ended March 31, 2001, or more than 16% of all U.S. coal sales. During this period, we sold coal to more than 290 electric generating and industrial plants, fueling the generation of more than 9% of all electricity in the United States and 2.5% of all electricity in the world. At March 1, 2001, we had 9.3 billion tons of proven and probable coal reserves.

      We own majority interests in 34 coal operations located throughout all major U.S. coal producing regions, with 66% of our fiscal year 2001 coal sales shipped from the western United States and the remaining 34% from the eastern United States. Most of our production in the western United States is low sulfur coal from the Powder River Basin. Our overall western U.S. coal production increased from 37.0 million tons in fiscal year 1990 to 119.7 million tons in fiscal year 2001, representing a compounded annual growth rate of 11%. In the west, we own and operate mines in Arizona, Colorado, Montana, New Mexico and Wyoming. In the east, we own and operate mines in Illinois, Indiana, Kentucky and West Virginia. We produced 77% of our fiscal year 2001 sales volume from non-union mines.

      For the year ended March 31, 2001, 93% of our sales were to U.S. electricity generators, 3% were to the U.S. industrial sector and 4% were to customers outside the United States. Approximately 85% of our fiscal year 2001 coal sales were under long-term contracts. As of March 31, 2001, nearly one billion tons of our future coal production were committed under long-term contracts, with remaining terms ranging from one to 16 years and an average volume-weighted remaining term of four years. As a result of recent significant improvements in coal prices, we have added long-term contracts to our portfolio at favorable prices. Additionally, our significant uncommitted future production positions us well to continue to enter into favorably priced contracts. As of March 31, 2001, we had approximately 50 million tons, 101 million tons and 129 million tons of expected production available for sale at market-based prices in 2002, 2003 and 2004, respectively.

      We are also expanding in related energy businesses that include coal trading, coalbed methane production, transportation-related services, third-party coal contract restructuring and participation in the development of coal-based generating plants.

                            Description of the Notes

                                  Senior Notes

Maturity Date.......... May 15, 2008.

Interest............... 8 7/8% per year, payable in cash.

Interest Payment Dates. May 15 and November 15, commencing November 15, 1998.

Mandatory Redemption... We are not required to make mandatory redemption or sinking fund payments.

Optional Redemption.... Prior to May 15, 2003, we may redeem the senior notes at a redemption price equal to 100% of their principal amount plus the applicable make whole premium, plus, to the extent not included in the make whole premium, accrued and unpaid interest to the date of redemption. On or after May 15, 2003, we may redeem the senior notes at the redemption prices described in this prospectus, plus accrued and unpaid interest to the applicable date of redemption. See "Description of the Senior Notes--Optional Redemption."

Change of Control...... Upon a change of control, each holder of senior notes will have the right to require us, and we must offer, to purchase all or any part of that holder's senior notes for 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of purchase. See "Description of the Senior Notes--Repurchase at the Option of Holders--Change of Control."

Ranking................ The senior notes are our general unsecured obligations, rank senior in right of payment to all of our subordinated Indebtedness and rank equally in right of payment with all of our current and future unsecured senior indebtedness, including all borrowings under the senior credit facilities. However, all borrowings under the senior credit facilities are secured by a first priority lien on some of our assets and specified Domestic Subsidiaries. As of March 31, 2001, we had no borrowings outstanding under the senior credit facilities on a pro forma basis, after giving effect to the use of proceeds from the initial public offering of our common stock in May 2001. See "Risk Factors--Risks Relating to the Notes--Our Financial Performance Could be Adversely Affected by our Substantial Debt."

Senior Note Guarantees. Some of our current and future Restricted Subsidiaries that are Domestic Subsidiaries fully and unconditionally, and jointly and severally, guarantee, or will guarantee, our payment obligations under the senior notes on a senior basis. The senior subsidiary guarantees will rank senior to all existing and future subordinated indebtedness of the senior subsidiary guarantors and equally with all other unsecured senior indebtedness of the senior subsidiary guarantors, including the guarantees of indebtedness under the senior credit facilities. Each senior subsidiary guarantor's obligations under the senior credit facilities, however, will be secured by a first priority lien on specified assets of that guarantor, and the senior note indenture restricts, but does not prohibit, the senior subsidiary guarantors from incurring additional secured indebtedness. Accordingly, that secured indebtedness will rank prior to the senior subsidiary guarantees with respect to those assets. See "Description of the Senior Notes--Senior Note Guarantees."

Covenants.............. The senior note indenture contains covenants that, among other things, limit our ability to (1) incur additional indebtedness and issue preferred stock, (2) pay dividends or make other restricted payments, (3) create liens, (4) enter into transactions with affiliates, (5) sell our assets or (6) enter into mergers and consolidations. In addition, under certain circumstances, we will be required to offer to purchase the senior notes with the net cash proceeds of sales and other dispositions of assets at a price equal to 100% of the principal amount of the senior notes, plus accrued and unpaid interest to the date of purchase. See "Description of the Senior Notes--Covenants."


                            Senior Subordinated Notes

Maturity............... May 15, 2008.

Interest............... 9 5/8% per year, payable in cash.

Interest Payment Dates. May 15 and November 15, commencing November 15, 1998.

Mandatory Redemption... We are not required to make mandatory redemption or sinking fund payments with respect to the senior subordinated notes.

Optional Redemption.... Prior to May 15, 2003, we may redeem the senior subordinated notes at a redemption price equal to 100% of their principal amount plus the applicable make whole premium, plus, to the extent not included in the make whole premium, accrued and unpaid interest to the date of redemption. On or after May 15, 2003, we may redeem the senior subordinated notes at the redemption prices described in this prospectus plus accrued and unpaid interest to the applicable date of redemption. See "Description of the Senior Subordinated Notes--Optional Redemption."


Change of Control...... Upon a change of control, each holder of senior subordinated notes will have the right to require us, and we must offer, to purchase all or any part of that holder's senior subordinated notes at a price in cash equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of purchase. See "Description of the Senior Subordinated Notes--Repurchase at the Option of Holders--Change of Control."

Ranking................ The senior subordinated notes are our general unsecured obligations and rank subordinate in right of payment to all existing and future senior debt and senior in right of payment to or equally with all of our other indebtedness. As of March 31, 2001, we had $1,021.4 million of indebtedness outstanding on a pro forma basis after giving effect to the use of proceeds from the initial public offering of our common stock, of which $529.0 million would have been senior debt under our senior credit facilities (excluding letters of credit) and the senior notes. See "Description of the Senior Subordinated Notes--Subordination."

Senior Subordinated
Note Guarantees........ Our payment obligations under the senior subordinated notes are fully and unconditionally, and jointly and severally, guaranteed on a senior subordinated basis by the senior subordinated note guarantors. See "Description of the Senior Subordinated Notes--Senior Subordinated Guarantees."

Covenants.............. The senior subordinated note indenture contains covenants that, among other things, limit our ability to
                        (1) incur additional indebtedness and issue preferred stock, (2) pay dividends or make other restricted payments, (3) create liens, (4) enter into transactions with affiliates, (5) sell our assets or (6) enter into mergers and consolidations. In addition, under certain circumstances, we will be required to offer to purchase the senior subordinated notes with the net cash proceeds of sales and other dispositions of assets at a price equal to 100% of the principal amount of the senior subordinated notes, plus accrued and unpaid interest to the date of purchase. See "Description of the Senior Subordinated Notes--Covenants."

                                  RISK FACTORS

      An investment in the notes involves risks. You should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before deciding to purchase any notes.

                           RISKS RELATING TO THE NOTES

Our financial performance could be adversely affected by our substantial debt.

      Our financial performance could be affected by our substantial indebtedness. As of March 31, 2001, on a pro forma basis after giving effect to the initial public offering of our common stock and the use of the resulting proceeds, we had total indebtedness of $1,021.4 million. As of March 31, 2001, on the same pro forma basis, we had $350.0 million of borrowing capacity under our senior credit agreement. In addition, in May 2001, we increased our total borrowing capacity under our and Black Beauty's revolving credit facilities to $470.0 million. We may also incur additional indebtedness in the future.

      Our ability to pay principal and interest on our debt depends upon the operating performance of our subsidiaries, which will be affected by, among other things, prevailing economic conditions in the markets they serve, some of which are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available under our revolving credit facilities or otherwise in an amount sufficient to enable us to service our indebtedness or to fund our other liquidity needs.

      The degree to which we are leveraged could have important consequences to you, including, but not limited to: (1) making it more difficult for us to pay dividends and satisfy our debt obligations; (2) increasing our vulnerability to general adverse economic and industry conditions; (3) requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of the cash flow to fund working capital, capital expenditures, research and development or other general corporate uses; (4) limiting our ability to obtain additional financing to fund future working capital, capital expenditures, research and development or other general corporate requirements;
(5) limiting our flexibility in planning for, or reacting to, changes in our business; and (6) placing us at a competitive disadvantage compared to less leveraged competitors. In addition, our indebtedness subjects us to financial and other restrictive covenants. Failure by us to comply with these covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us. Furthermore, substantially all of our assets secure our indebtedness under our senior credit facility.

Your right to receive payment on the notes is subordinated to that of holders of our secured debt.

      While holders of senior subordinated notes are contractually subordinated to senior debt, holders of any of our secured indebtedness have claims that are prior to the claims of the holders of each series of the notes with respect to the assets securing that other indebtedness. Notably, the senior credit facilities are secured by liens on specified assets of the guarantors. The senior notes are effectively subordinated to all of that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the senior notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the senior notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the senior notes. As a result, holders of senior notes may receive less, ratably, than holders of secured indebtedness.

      As of March 31, 2001, after giving effect to the use of proceeds from our initial public offering, we had no secured indebtedness under the senior credit facilities and $406.6 million was available for additional borrowing or for letters of credit, subject to a $350.0 million borrowing sub-limit. The indentures permit us to incur substantial additional secured indebtedness in the future.

Your right to receive payments on the senior subordinated notes is subordinate to that of holders of our senior debt.

      The senior subordinated notes are subordinated in right of payment to all of our current and future senior debt, which includes borrowings under the senior credit facilities and the senior notes. However, the senior subordinated note indenture provides that we will not, and will not permit any of the senior subordinated note guarantors to, incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the senior subordinated notes or any of the senior subordinated note guarantees. Upon any distribution to our creditors in a liquidation or dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior debt will be entitled to be paid in full in cash or cash equivalents before any payment may be made with respect to the senior subordinated notes. In addition, the subordination provisions of the senior subordinated note indenture provide that payments with respect to the senior subordinated notes will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 days each year in the event of specified non-payment defaults on senior debt. In the event of our bankruptcy, liquidation or reorganization, holders of the senior subordinated notes will participate equally with all holders of our subordinated indebtedness that are deemed to be of the same class as the senior subordinated notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there would be sufficient assets to pay amounts due on the senior subordinated notes. As a result, holders of senior subordinated notes may receive less, ratably, than the holders of senior debt.

      As of March 31, 2001, the aggregate amount of our senior debt (including borrowings under the senior credit facilities and excluding letters of credit) was $736.8 million, and $436.6 million of senior debt was available for additional borrowing or for letters of credit under credit facilities. The senior subordinated note indenture permits us to incur substantial additional indebtedness, including senior debt, in the future.

Our debt agreements restrict our ability to borrow additional funds.

      The indentures and the senior credit facilities contain covenants that restrict our ability to incur additional indebtedness, pay dividends, make specified investments and capital expenditures, enter into transactions with affiliates, allow our restricted subsidiaries to make specified payments, make specified asset dispositions, merge or consolidate with, or transfer substantially all of our assets to another person, encumber assets under specified circumstances or restrict dividends and other payments from restricted subsidiaries. In addition, the senior credit facilities restrict us from prepaying some of our indebtedness, including the notes. Under the senior credit facilities, we are also required to maintain specified financial covenants, including a minimum fixed charge coverage ratio and maximum leverage ratio (each as defined in the senior credit facilities). We cannot assure you that our future operating results will be sufficient to enable us to comply with those covenants, or in the event of a default, to remedy that default. In the event of a default under the senior credit facilities, we could be prohibited from making payments of principal and interest on the notes and all amounts due under the senior credit facilities could be declared immediately due and payable. The indentures and the senior credit facilities contain cross-default provisions under which defaults under other indebtedness constitute events of default.

Our ability to offer to purchase your notes in the event of a change of control may be limited.

      Upon a change of control, you will have the right to require us to purchase all or a portion of your notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the purchase date. The provisions of the indentures may not protect you in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us, if that transaction does not result in a change of control. A change in control may result in a default under the senior credit facilities. Upon a default under the senior credit facilities or other future senior debt, the lenders could prohibit us from repurchasing the notes or could require us to repay all of that senior debt before repurchasing the notes. The senior subordinated indenture requires that prior to our repurchasing the senior subordinated notes upon a change of control, we must either repay all outstanding indebtedness under the senior credit facilities or obtain any required consent to that repurchase. If we do not obtain that consent or repay our outstanding indebtedness under the senior credit facilities, we would be prohibited from offering to purchase the senior subordinated notes. In that case, our failure to offer to purchase the senior subordinated notes could become an event of default under the senior subordinated indenture. If a change of control were to occur, we cannot assure you that we would have sufficient funds or would be able to arrange financing to repay all of our obligations under the senior credit facilities, the indentures and other indebtedness that may become payable upon the occurrence of the change of control.

There is no trading market for the notes.

      There is no existing trading market for the notes, and we cannot assure you that one will develop. If a market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Although it is not obligated to do so, Lehman Brothers Inc. intends to make a market in the notes. Lehman Brothers Inc. may discontinue any market-making activity at any time, for any reason, without notice in its sole discretion. We cannot assure you that there will be a liquid trading market for the notes.

      Lehman Brothers Inc. may be deemed to be an affiliate of ours and, as an affiliate, may be required to deliver a prospectus in connection with its market-making activities in the notes. We have agreed to file and maintain a registration statement that would allow Lehman Brothers Inc. to engage in market-making transactions in the notes. Subject to some exceptions, the registration statement will remain effective for as long as Lehman Brothers Inc. may be required to deliver a prospectus in connection with market-making transactions in the notes. We have agreed to bear substantially all the costs and expenses related to the registration statement.

Your rights under the notes could be limited by fraudulent conveyance laws.

      Under federal bankruptcy law and state fraudulent transfer law, if any of our company or the note guarantors, at the time it incurred the indebtedness evidenced by each series of the notes or a guarantee:

 .     (a) was or is insolvent or rendered insolvent by reason of that incurrence, (b) was or is engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay those debts as they mature and

 .     we or that guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of that indebtedness, then each series of the notes and the guarantees, and any pledge or other security interest securing that indebtedness, could be voided, or claims in respect of either series of the notes or the guarantees could be subordinated to all other debts of our company or that guarantor, as the case may be.

      In addition, the payment of interest and principal by us under either series of the notes or the payment of amounts by a guarantor under a guarantee could be voided and required to be returned to the person making that payment, or to a fund for the benefit of the creditors of ours or that guarantor, as the case may be.

      The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a company would be considered insolvent if:

 .     the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or

 .     it could not pay its debts as they become due.

      On the basis of historical financial information, recent operating history and other factors, we believe that on a consolidated basis, we were solvent at the time the notes were issued and continue to be solvent, do not have unreasonably small capital for the business in which we are engaged and will not incur debts beyond our ability to pay those debts as they mature. We cannot assure you, however, as to what standard a court would apply in making those determinations or that a court would agree with our conclusions in this regard.

      Some of our subsidiaries that are providing guarantees on each series of the notes have significant liabilities associated with reclamation, workers' compensation (including black lung), and retiree health care. We have not analyzed the solvency of these subsidiaries with respect to the standards a court would apply in making a determination as to the solvency of those subsidiaries on a stand-alone basis. We cannot assure you that funds may be realized on those guarantees or that the guarantees issued by that guarantor (if a court were to determine that that guarantor did not receive fair consideration or reasonably equivalent value for that guarantee) would not be voided or subordinated under constructive fraudulent conveyance laws.

                          RISKS RELATING TO OUR COMPANY

If a substantial portion of our long-term coal supply agreements terminate, our revenues and operating profits could suffer if we were unable to find alternate buyers willing to purchase our coal on comparable terms to those in our contracts.

      A substantial portion of our sales are made under coal supply agreements, which are important to the stability and profitability of our operations. The execution of a satisfactory coal supply agreement is frequently the basis on which we undertake the development of coal reserves required to be supplied under the contract. For fiscal year 2001, 85% of our sales volume was sold under long-term coal supply agreements. At March 31, 2001, our coal supply agreements had remaining terms ranging from one to 16 years and an average volume-weighted remaining term of four years.

      Many of our coal supply agreements contain provisions that permit the parties to adjust the contract price upward or downward at specified times. We may adjust these contract prices based on inflation and/or changes in the factors affecting the cost of producing coal, such as taxes, fees, royalties and changes in the laws regulating the mining, production, sale or use of coal. Failure of the parties to agree on a price under those provisions may allow either party to terminate the contract. Over the last few years, several of our coal supply agreements have been renegotiated, resulting in the contract prices being closer to the then-current market prices, thus leading to a reduction in the revenues from those contracts. We have also experienced a similar reduction in coal prices in new long-term coal supply agreements replacing some of our expiring contracts. Coal supply agreements also typically contain force majeure provisions allowing temporary suspension of performance by us or the customer during the duration of specified events beyond the control of the affected party. Most coal supply agreements contain provisions requiring us to deliver coal meeting quality thresholds for certain characteristics such as Btu, sulfur content, ash content, grindability and ash fusion temperature. Failure to meet these specifications could result in economic penalties, including price adjustments, the rejection of deliveries or termination of the contracts. Moreover, some of these agreements permit the customer to terminate the contract if transportation costs, which our customers typically bear, increase substantially. In addition, a majority of these contracts allow our customers to terminate their contracts in the event of changes in regulations affecting our industry that increase the price of coal beyond specified limits.

      The operating profits we realize from coal sold under supply agreements depend on a variety of factors. In addition, price adjustment and other provisions may increase our exposure to short-term coal price volatility provided by those contracts. If a substantial portion of our coal supply agreements were modified or terminated, we could be materially adversely affected to the extent that we are unable to find alternate buyers for our coal at the same level of profitability. Some of our coal supply agreements are for prices above current market prices. Although market prices for coal have recently increased in most regions, we cannot predict whether the current strength in the coal market will continue. As a result, we cannot assure you that we will be able to replace existing long-term coal supply agreements at the same prices or with similar profit margins when they expire. In addition, two of our coal supply agreements are the subject of ongoing litigation and arbitration.

The loss of, or significant reduction in, purchases by our largest customers could adversely affect our revenues.

      For fiscal year 2001, we derived 36% of our total coal revenues from sales to our five largest customers. At March 31, 2001, we had 18 coal supply agreements with these customers that expire at various times from 2001 to 2015. We are currently discussing the extension of existing agreements or entering into new long-term agreements with some of these customers, but we cannot assure you that these negotiations will be successful or that those customers will continue to purchase coal from us without long-term coal supply agreements. If a number of these customers were to significantly reduce their purchases of coal from us, or if we were unable to sell coal to them on terms as favorable to us as the terms under our current agreements, our financial condition and results of operations could suffer materially.

If transportation for our coal becomes unavailable or uneconomic for our customers, our ability to sell coal would suffer.

      Transportation costs represent a significant portion of the total cost of coal, and as a result, the cost of transportation is a critical factor in a customer's purchasing decision. Increases in transportation costs could make coal a less competitive source of energy or could make some of our operations less competitive than other sources of coal. Certain coal supply agreements permit the customer to terminate the contract if the cost of transportation increases by an amount ranging from 10% to 20% in any given 12-month period.

      Coal producers depend upon rail, barge, trucking, overland conveyor and other systems to deliver coal to markets. While U.S. coal customers typically arrange and pay for transportation of coal from the mine to the point of use, disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair our ability to supply coal to our customers and thus could adversely affect our results of operations. For example, the high volume of coal shipped from all Southern Powder River Basin mines could create temporary congestion on the rail systems servicing that region.

Risks inherent to mining could increase the cost of operating our business.

      Our mining operations are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geologic conditions.

The government extensively regulates our mining operations, which imposes significant costs on us, and future regulations could increase those costs or limit our ability to produce coal.

      General

      Federal, state and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. In addition, significant legislation mandating specified benefits for retired coal miners affects our industry. Numerous governmental permits and approvals are required for mining operations. We are required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. The majority of our coal supply agreements contain provisions that allow a purchaser to terminate its contract if legislation is passed that either restricts the use or type of coal permissible at the purchaser's plant or results in specified increases in the cost of coal or its use. These factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations.

      Mine Safety and Health

      Stringent safety and health standards have been in effect since Congress enacted the Coal Mine Safety and Health Act of 1969. The Federal Mine Safety and Health Act of 1977 significantly expanded the enforcement of safety and health standards and imposed safety and health standards on all aspects of mining operations. Most of the states in which we operate have state programs for mine safety and health regulation and enforcement. Collectively, federal and state safety and health regulation in the coal mining industry is perhaps the most comprehensive and pervasive system for protection of employee safety and health affecting any segment of U.S. industry.

      Black Lung

      The Black Lung Benefits Revenue Act of 1977 and the Black Lung Benefits Reform Act of 1977, as amended in 1981, require each coal mine operator to secure payment of federal black lung benefits to claimants who are current and former employees and to a trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry prior to July 1973. The trust fund is funded by an excise tax on production of up to $1.10 per ton for deep-mined coal and up to $0.55 per ton for surface-mined coal, neither amount to exceed 4.4% of the gross sales price.

      Coal Industry Retiree Health Benefit Act of 1992

      Congress enacted the Coal Industry Retiree Health Benefit Act of 1992, also known as the Coal Act, to provide for the funding of health benefits for certain United Mine Workers of America retirees. The Coal Act established the Combined Fund into which "signatory operators" and "related persons" are obligated to pay annual premiums for beneficiaries. The Coal Act also created a second benefit fund for miners who retired between July 1992 and September 1994 and whose former employers are no longer in business. Companies that are liable under the Coal Act must pay premiums to the Combined Fund. Payments made by our subsidiaries under the Coal Act totaled $4.1 million during fiscal year 2001.

      Environmental Laws

      We are subject to various federal and state environmental laws. These laws require approval of many aspects of coal mining operations, and both federal and state inspectors regularly visit our mines and other facilities to ensure compliance.

      Surface Mining Control and Reclamation Act. The Surface Mining Control and Reclamation Act establishes mining and reclamation standards for all aspects of surface mining, as well as many aspects of deep mining. The Surface Mining Control and Reclamation Act and similar state statutes require operators, among other things, to restore mined property in accordance with specified standards and an approved reclamation plan. In addition, the Abandoned Mine Land Fund, which is part of the Surface Mining Control and Reclamation Act, imposes a fee on all current mining operations, the proceeds of which are used to restore mines closed before 1977. The maximum tax is $0.35 per ton on surface-mined coal and $0.15 per ton on deep-mined coal. The Surface Mining Control and Reclamation Act also requires operators to meet comprehensive environmental protection and reclamation standards during the course of, and upon completion of, mining activities. A mine operator must submit a bond or otherwise secure the performance of these reclamation obligations. Mine operators must receive permits and permit renewals for surface mining operations from the Office of Surface Mining Reclamation and Enforcement or, where state regulatory agencies have adopted federally approved state programs under the act, the appropriate state regulatory authority.

      All states in which we have active mining operations have achieved primary control of enforcement through approved state programs. Mining companies must obtain numerous permits that strictly regulate environmental, health and safety matters in connection with coal mining. Regulatory authorities exercise considerable discretion in the timing of permit issuance. Also, private individuals and the public at large have the right to comment on and otherwise engage in the permitting process, including through intervention in the courts. We cannot assure you that our permits will be renewed or granted in the future or that permit issues will not adversely affect our operations.

      As of March 31, 2001, our accruals relating to long-term reclamation costs, mine-closing costs and other related liabilities totaled approximately $451.3 million. We incurred $4.1 million of operating expenses for the liability for fiscal year 2001 and incurred related cash expense of $39.0 million.

      The Clean Air Act. The Clean Air Act, the Clean Air Act Amendments and the corresponding state laws that regulate the emissions of materials into the air affect coal mining operations both directly and indirectly. The Clean Air Act's permitting requirements and emission control requirements relating to particulate matter, such as fugitive dust, including future regulation of fine particulate matter, can directly affect coal mining and processing operations. The Clean Air Act also indirectly affects coal mining operations by extensively regulating the air emissions of sulfur dioxide and other compounds, including nitrogen oxides, emitted by coal-based electric generating plants.

      In July 1997, the Environmental Protection Agency, or EPA, adopted new, more stringent National Ambient Air Quality Standards for very fine particulate matter and ozone. State and federal regulations relating to implementation of the new air quality standards may restrict our ability to develop new mines or could require us to modify our existing operations, The extent of the potential direct impact of the new air quality standards on the coal industry will depend on the policies and control strategies associated with the state implementation process under the Clean Air Act, and could have a material adverse effect on our financial condition and results of operations.

      The Clean Air Act Amendments also require electricity generators that are major sources of nitrogen oxide emissions in moderate or higher ozone non-attainment areas to install reasonably available control technology for nitrogen oxides, which are precursors of ozone. In addition, the EPA recently announced final rules that would require 19 eastern states and Washington, D.C. to make substantial reductions in nitrogen oxide emissions. Installation of additional control measures required under those rules will make it more costly to operate coal-based electric generating plants.

      In December 2000, the EPA decided that mercury air emissions from power plants should be regulated. The EPA will propose regulations by December 2003 and will issue final regulations by December 2004. Future regulatory activity may seek to reduce mercury emissions and these requirements, if enacted, could result in reduced use of coal if electricity generators switch to other sources of fuel.

      Clean Water Act. The Clean Water Act of 1972 affects coal mining operations by imposing restrictions on effluent discharge into water. Regular monitoring, reporting requirements and performance standards are preconditions for the issuance and renewal of permits governing the discharge of pollutants into water.

      Resource Conservation and Recovery Act. The Resource Conservation and Recovery Act, or RCRA, which Congress enacted in 1976, affects coal mining operations by imposing requirements for the treatment, storage and disposal of hazardous wastes. Coal mining operations covered by the Surface Mining Control and Reclamation Act permits are exempted from regulation under RCRA by statute. We cannot, however, predict whether this exclusion will continue.

      RCRA excludes certain large-volume wastes generated primarily from the combustion of coal from being regulated as a hazardous waste pending a report to Congress and a decision by the EPA either to regulate the coal combustion wastes as a hazardous waste under RCRA or deem the regulation as unwarranted. The EPA made its report to Congress in March 1999 and determined in May 2000 not to regulate coal wastes as a hazardous substance under RCRA. New legislation that would regulate coal combustion waste as a hazardous waste could cause a switch to other lower-ash fuels and reduce the amount of coal used by electricity generators.

      Federal and State Superfund Statutes. The Comprehensive Environmental Response Compensation and Liability Act, or Superfund, and similar state laws affect coal mining and hard rock operations by creating liability for investigation and remediation in response to releases of hazardous substances into the environment and for damages to natural resources. Under Superfund, joint and several liability may be imposed on waste generators, site owners and operators and others regardless of fault.

      Environmental claims have been asserted against us at 18 sites in the United States. Some of these claims are based on Superfund and on similar state statutes. These claims are related to non-coal activities of our former subsidiaries. We had an accrued liability of $48.0 million as of March 31, 2001 for these environmental claims. Our results of operations may be adversely affected by the remediation costs at these or other sites, and our accrued liability may not be adequate for these remediation costs.

      Global Climate Change. The United States and over 160 other nations are signatories to the 1992 Framework Convention on Climate Change, which is intended to limit emissions of greenhouse gases, such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the convention established a binding set of emission targets for developed nations. Although the specific emission targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on greenhouse gas emissions are in place, these restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely impact the price and demand for coal. According to the Energy Information Administration's Emissions of Greenhouse Gases in the United States 1999, coal accounts for 30% of greenhouse gas emissions in the United States, and efforts to control greenhouse gas emissions could result in reduced use of coal if electricity generators switch to sources of fuel with lower carbon dioxide emissions.

Our expenditures for postretirement benefit and pension obligations could be materially higher than we have predicted if our underlying assumptions prove to be incorrect.

      We provide postretirement health and life insurance benefits to eligible union and non-union employees. We calculated the total accumulated postretirement benefit obligation under Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which we estimate had a present value of $1,036.1 million as of March 31, 2001, of which $62.0 million was a current liability. We have estimated these unfunded obligations based on assumptions described in Note 14 to our audited financial statements. If our assumptions do not materialize as expected, cash expenditures and costs that we incur could be materially higher. Moreover, we cannot assure you that regulatory changes will not increase our obligations to provide these or additional benefits.

      We are party to an agreement with the Pension Benefit Guaranty Corporation, or the PBGC, and TXU Europe Limited, an affiliate of our former parent corporation, under which we are required to make specified contributions to three of our defined benefit pension plans and to maintain a $37.0 million letter of credit in favor of the PBGC. If we or the PBGC gives notice of an intent to terminate one or more of the covered pension plans in which liabilities are not fully funded, or if we fail to maintain the letter of credit, the PBGC may draw down on the letter of credit and use the proceeds to satisfy liabilities under the Employee Retirement Income Security Act of 1974, as amended. The PBGC, however, is required to first apply amounts received from a $110.0 million guaranty in place from TXU Europe Limited in favor of the PBGC before it draws on our letter of credit.

Our future success depends upon our ability to continue acquiring and developing coal reserves that are economically recoverable.

      Our recoverable reserves decline as we produce coal. We have not yet applied for the permits required or developed the mines necessary to use all of our reserves. Furthermore, we may not be able to mine all of our reserves as profitably as we do at our current operations. Our future success depends upon our conducting successful exploration and development activities or acquiring properties containing economically recoverable reserves. Our current strategy includes increasing our reserve base through acquisitions of government and other leases and producing properties and continuing to use our existing properties. The federal government also leases natural gas and coalbed methane reserves in the west, including in the Powder River Basin. Some of these natural gas and coalbed methane reserves are located on, or adjacent to, some of our Powder River Basin reserves, potentially creating conflicting interests between us and lessees of those interests. Other lessees' rights relating to these mineral interests could prevent, delay or increase the cost of developing our coal reserves. These lessees may also seek damages from us based on claims that our coal mining operations impair their interests. Additionally, the federal government limits the amount of federal land that may be leased by any company to 150,000 acres nationwide. We currently lease or have applied to lease a total of 64,805 acres from the federal government. The limit could restrict our ability to lease additional federal lands.

      We cannot assure you that our planned development and exploration projects and acquisition activities will result in significant additional reserves or that we will have continuing success developing additional mines. Most of our mining operations are conducted on properties owned or leased by us. Because title to most of our leased properties and mineral rights are not thoroughly verified until a permit to mine the property is obtained, our right to mine some of our reserves may be materially adversely affected if defects in title or boundaries exist. In addition, in order to develop our reserves, we must receive various governmental permits. We cannot predict whether we will continue to receive the permits necessary for us to operate profitably in the future. We may not be able to negotiate new leases from the government or from private parties or obtain mining contracts for properties containing additional reserves or maintain our leasehold interest in properties on which mining operations are not commenced during the term of the lease. From time to time, we have experienced litigation with lessors of our coal properties and with royalty holders.

If the coal industry experiences overcapacity in the future, our profitability could be impaired.

      During the mid-1970s and early 1980s, a growing coal market and increased demand for coal attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices. Recent increases in coal prices could similarly encourage the development of expanded capacity by new or existing coal producers. Any overcapacity could reduce coal prices in the future.

Our operating expenses could increase significantly if the price of fuel increases.

      Operating expenses at our mining locations are sensitive to changes in fuel prices, particularly diesel fuel prices. We used 80.2 million gallons of diesel fuel in fiscal year 2001, and our overall fuel expense was 41% higher ($24.2 million) than in fiscal year 2000. If fuel prices continue to increase, our operating expenses could increase significantly.

Our financial condition could be negatively affected if we fail to maintain satisfactory labor relations.

      As of March 31, 2001, the United Mine Workers of America represented approximately 37% of our employees, who produced 23% of our coal sales volume in the United States during fiscal year 2001. Because of the higher labor costs and the increased risk of strikes and other work-related stoppages that may be associated with union operations in the coal industry, our non-unionized competitors may have a competitive advantage in areas where they compete with our unionized operations. If some or all of our current non-union operations were to become unionized, we could incur an increased risk of work stoppages, reduced productivity and higher labor costs. The ten-month United Mine Workers of America strike in 1993 had a material adverse effect on us. Two of our subsidiaries, Peabody Coal Company and Eastern Associated Coal Corp., operate under a union contract that is in effect through December 31, 2002. The United Mine Workers of America has indicated an interest in seeking early negotiations for a new contract, although none of the parties are required to do so. Peabody Western Coal Company operates under a union contract that is in effect through September 1, 2005.

Our operations could be adversely affected if we fail to maintain required surety bonds.

      Federal and state laws require bonds to secure our obligations to reclaim lands used for mining, to pay federal and state workers' compensation and to satisfy other miscellaneous obligations. As of March 31, 2001, we had outstanding surety bonds with third parties for post-mining reclamation totaling $651.8 million. Furthermore, we have an additional $77.4 million of surety bonds in place for our federal and state workers' compensation obligations and other miscellaneous obligations. These bonds are typically renewable on a yearly basis. We cannot assure you that surety bond issuers and holders will continue to renew the bonds or refrain from demanding additional collateral upon those renewals. Our failure to maintain, or inability to acquire, surety bonds that are required by state and federal law would have a material adverse effect on us. That failure could result from a variety of factors including the following:

 .     lack of availability, higher expense or unfavorable market terms of new surety bonds;

 .     restrictions on the availability of collateral for current and future third-party surety bond issuers under the terms of our indentures or senior credit facility; and

 .     the exercise by third-party surety bond issuers of their right to refuse to renew the surety.

Our ability to collect payments from our customers could be impaired if their creditworthiness deteriorates.

      Our ability to receive payment for coal sold and delivered depends on the continued creditworthiness of our customers. Our customer base is changing with deregulation as utilities sell their power plants to their non-regulated affiliates or third parties. These new power plant owners may be special purpose entities with credit ratings that are below investment grade.

      One of our customers, Southern California Edison Company, had its credit rating downgraded to non-investment grade as a result of the recent electricity crisis in California. Southern California Edison, which owns 56% of the Mohave Generating Station, and the other owners of the Mohave Generating Station have a coal supply agreement that expires in 2005. In fiscal year 2001, we sold 4.8 million tons of coal to the Mohave Generating Station. The owners of the Mohave Generating Station created a trust account in early 2001 to fund the payment of coal under the coal supply agreement and have advised us of their obligation, subject to certain conditions, to cure any defaults of another owner. Our ability to continue to receive payment from the Mohave Generating Station depends, in part, on the creditworthiness of Southern California Edison. Failure to receive payment for Southern California Edison's share of the Mohave Generating Station deliveries could adversely affect our financial condition and results of operations. If the creditworthiness of California utilities causes a general deterioration of the creditworthiness of other utilities, our accounts receivable securitization program could be adversely affected. On April 6, 2001, Pacific Gas and Electric Company filed for Chapter 11 reorganization. We do not have any coal supply agreements with that utility.

Lehman Brothers Merchant Banking controls us and may have conflicts of interest with other stockholders in the future.

      Lehman Brothers Merchant Banking and its affiliates beneficially own 57% of our common stock on a pro forma basis, after giving effect to our initial public offering of 15 million shares of our common stock and the exercise by the related underwriters of an over-allotment option to purchase an additional 2,250,000 shares of our common stock. As a result, Lehman Brothers Merchant Banking will continue to be able to control the election of our directors and determine our corporate and management policies, including potential mergers or acquisitions, asset sales and other significant corporate transactions. We cannot assure you that the interests of Lehman Brothers Merchant Banking will coincide with the interests of other holders of our common stock. We have retained affiliates of Lehman Brothers Merchant Banking to perform advisory services for us in the past, and may continue to do so in the future.

Our ability to operate our company effectively could be impaired if we lose key personnel.

      We manage our business with a number of key personnel, the loss of a number of whom could have a material adverse effect on us. In addition, as our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified personnel. We cannot assure you that key personnel will continue to be employed by us or that we will be able to attract and retain qualified personnel in the future. We do not have "key person" life insurance to cover our executive officers. Failure to retain or attract key personnel could have a material adverse effect on us.

                                 USE OF PROCEEDS

      This prospectus is delivered in connection with the sale of the notes by Lehman Brothers Inc. in market-making transactions. We will not receive any of the proceeds from these transactions.

                       Ratio of Earnings to Fixed Charges

      The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated.

                                    Predecessor Company
                    ---------------------------------------------------
                                 Six Months                   April 1,     May 20,       Total
                    Year Ended      Ended      Year Ended     1998 to      1998 to       Fiscal     Year Ended    Year Ended
                     September    March 31,    March 31,      May 19,     March 31,       Year       March 31,    March 31,
                     30, 1996       1997          1998         1998         1999         1999(2)       2000          2001
                    ----------   ----------    ----------     --------    ---------      -------    ----------    ----------
Ratio of
  Earnings to
  Fixed Charges(1)      N/A         3.63         5.62         2.00          1.00          1.03         0.97          1.67

---------------
(1) For purposes of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus the interest component of lease rental expense. Earnings were insufficient to cover fixed charges by $702.5 million for the fiscal year ended September 30, 1996, due to a non-cash charge of $890.8 million made pursuant to the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

(2) For comparative purposes, we derived the "Total Fiscal Year 1999" column by adding the period from May 20, 1998 to March 31, 1999 with our predecessor company results for the period from April 1, 1998 to May 19, 1998. The effects of purchase accounting have not been reflected in the results of our predecessor company.

                         DESCRIPTION OF THE SENIOR NOTES

      The following is a summary of the material terms of the senior notes and is qualified in its entirety by reference to the indenture (the "senior notes indenture") between our company and State Street Bank and Trust Company, as trustee (the "senior notes trustee").

General

      The senior notes were issued under the senior note indenture. The terms of the senior notes include those stated in the senior note indenture and those made part of the senior note indenture by reference to the Trust Indenture Act of 1939. The senior notes are subject to all of those terms, and holders of senior notes are referred to the senior note indenture and the Trust Indenture Act. The following summary of the material provisions of the senior note indenture does not purport to be complete and is qualified in its entirety by reference to the senior note indenture, including the definitions of a number of terms used below. Copies of the senior note indenture are available as described below under "Available Information." The definitions of certain terms used in the following summary are described below under "--Definitions." For purposes of this summary, the term "our company" refers only to Peabody Energy Corporation and not to any of its Subsidiaries.

      On May 18, 1998, our company issued $400.0 million aggregate principal amount of senior notes under the senior note indenture. The senior notes are general unsecured obligations of our company and rank equally in right of payment with all current and future senior Indebtedness of our company, including the Senior Credit Facilities. However, our company and its Restricted Subsidiaries are parties to Senior Credit Facilities and all borrowings thereunder are secured by a first priority Lien on certain of the assets of our company and its Restricted Subsidiaries. As a result, the senior notes are effectively subordinated to the Senior Credit Facilities to the extent of such collateral. As of March 31, 2001, on a pro forma basis, after giving effect to the use of proceeds from the initial public offering of our common stock, no borrowings were outstanding under the Senior Credit Facilities. The senior note indenture permits substantial additional borrowings under the Senior Credit Facilities in the future. Additionally, after the consummation of the initial public offering of our common stock, we had total borrowing capacity of $470.0 million under the senior credit facilities and revolving credit facilities of our subsidiary Black Beauty. See "Risk Factors--Risks Relating to the Notes--Your Right to Receive Payments on the Senior Subordinated Notes is Subordinate to that of Holders of our Senior Debt."

      Under certain circumstances, our company may designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to many of the restrictive covenants contained in the senior note indenture.

Principal, Maturity and Interest

     The senior notes are limited in aggregate principal amount to $550.0 million, of which $400.0 million was issued on May 18, 1998, and will mature on May 15, 2008. In June 2001, we purchased $82.9 million aggregate principal amount of the senior notes. Interest on the senior notes accrues at the rate of 8 7/8% per year and is payable semi-annually in arrears on May 15 and November 15 to holders of record on the immediately preceding May 1 and November 1. Additional senior notes may be issued from time to time, subject to the provisions of the senior note indenture described below under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Interest on the senior notes accrues from the most recent date to which interest has been paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the senior notes are payable at the office or agency of our company maintained for such purpose within the City and State of New York or, at the option of our company, payment of interest and liquidated damages, if any, may be made by check mailed to the holders of the senior notes at their respective addresses listed in the register of holders of senior notes; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to senior notes the holders of which have given wire transfer instructions to our company are required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by our company, our company's office or agency in New York will be the office of the senior note trustee maintained for such purpose. The senior notes were issued in denominations of $1,000 and integral multiples thereof.

Senior Note Guarantees

      Our company's payment obligations under the senior notes are fully and unconditionally, and jointly and severally, guaranteed by the senior note guarantors. The obligations of each senior note guarantor under its senior note guarantee will be limited to the maximum amount that would not constitute a fraudulent conveyance under applicable law. See "Risk Factors--Risks Relating to the Notes--Your Rights Under the Notes Could Be Limited By Fraudulent Conveyance Laws."

Notwithstanding the foregoing, no Subsidiary of our company will be required to endorse a senior note guarantee unless such Subsidiary is required to, and does, simultaneously execute a guarantee of the Senior Credit Facilities.

      As of June 30, 2001, the senior note guarantors were: Affinity Mining Company, Arid Operations Inc., Big Sky Coal Company, Bluegrass Coal Company, Caballo Coal Company, Charles Coal Company, Cleaton Coal Company, Coal Properties Corp., Colony Bay Coal Company, Cook Mountain Coal Company, Cottonwood Land Company, EACC Camps, Inc., Eastern Associated Coal Corp., Eastern Royalty Corp., Gallo Finance Company, Gold Fields Chile, S.A., Gold Fields Mining Corporation, Gold Fields Operating Co.--Ortiz, Grand Eagle Mining, Inc., Hayden Gulch Terminal, Inc., Highland Mining Co., Hillside Mining Company, Independence Material Handling Company, Interior Holdings Corp., James River Coal Terminal Company, Juniper Coal Company, Kayenta Mobile Home Park, Inc., Martinka Coal Company, Midco Supply and Equipment Corporation, Mountain View Coal Company, North Page Coal Corp., Ohio County Coal Company, Patriot Coal Company L.P., Peabody America, Inc., Peabody Coal Company, Peabody COALSALES Company, Peabody COALTRADE, Inc., Peabody Coal Company, Peabody Development Company, Peabody Development Land Holdings, LLC, Peabody Energy Solutions, Inc., Peabody Holding Company, Inc., Peabody Natural Gas, LLC, Peabody Natural Resources Company, Peabody Southwestern Coal Company, Peabody Terminals, Inc., Peabody Venezuela Coal Corp., Peabody Western Coal Company, Pine Ridge Coal Company, Porcupine Productions, LLC, Porcupine Transportation, LLC, Powder River Coal Company, Rio Escondido Coal Corp., Rivers Edge Mining, Inc., Riverview Terminal Company, Seneca Coal Company, Sentry Mining Company, Snowberry Land Company, Sterling Smokeless Coal Company and Thoroughbred, L.L.C.

      The senior note indenture provides that no senior note guarantor may consolidate with or merge with or into (whether or not such senior note guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such senior note guarantor unless (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such senior note guarantor) assumes all the obligations of such senior note guarantor under a supplemental indenture in form and substance reasonably satisfactory to the senior note trustee, under the senior notes, the senior note indenture and the Senior Registration Rights Agreement; (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and (3) our company would be permitted by virtue of our company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test contained in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

      The senior note indenture provides that in the event of (a) a sale or other disposition of all of the assets of any senior note guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any senior note guarantor or (c) the designation of a senior note guarantor as an Unrestricted Subsidiary in accordance with the terms of the senior note indenture, then such senior note guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such senior note guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such senior note guarantor) will be released and relieved of any obligations under its senior note guarantee; provided that the Net Proceeds of any such sale or other disposition are applied in accordance with the applicable provisions of the senior note indenture and any such designation of a senior note guarantor as an Unrestricted Subsidiary complies with all applicable covenants. See "--Repurchase at the Option of Holders--Asset Sales."

      "Senior note guarantors" means each of (i) our company's Domestic Subsidiaries at the date of the closing of the Acquisition, other than Citizens Power and the Subsidiaries of Citizens Power at the date of the senior note indenture and (ii) any other subsidiary that executes a subordinated note guarantee in accordance with the provisions of the senior note indenture, and their respective successors and assigns.

Optional Redemption

      The senior notes are subject to redemption at any time at the option of our company, in whole or in part, upon not less than 30 nor more than 60 days' notice.

      Prior to May 15, 2003, the senior notes will be redeemable at a redemption price equal to 100% of the principal amount thereof plus the applicable Senior Notes Make Whole Premium, plus, to the extent not included in the Senior Notes Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing, "Senior Notes Make Whole Premium" means, with respect to a senior note, an amount equal to the greater of (a) 104.438% of the outstanding principal amount of such senior note and (b) the excess of (1) the present value of the remaining interest, premium, if any, and principal payments due on such senior note as if such senior note were redeemed on May 15,

2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the outstanding principal amount of such senior note.

      On or after May 15, 2003, the senior notes are redeemable at the redemption prices (expressed as percentages of principal amount) provided below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

    Year                                Percentage
    ----                                ----------
    2003                                 104.438%
    2004                                 102.958%
    2005                                 101.479%
    2006 and thereafter                  100.000%


Selection and Notice

      If less than all of the senior notes are to be redeemed or purchased in an offer to purchase at any time, selection of senior notes for redemption or purchase will be made by the senior note trustee in compliance with the requirements of the principal national securities exchange, if any, on which the senior notes are listed, or, if the senior notes are not so listed, on a pro rata basis, by lot or by such method as the senior note trustee shall deem fair and appropriate; provided that no senior notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any senior note is to be redeemed in part only, the notice of redemption that relates to such senior note shall state the portion of the principal amount thereof to be redeemed. A new senior note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original senior note. Senior notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on senior notes or portions of them called for redemption.

Repurchase at the Option of Holders

      Change of Control

      Upon the occurrence of a Change of Control, each holder of senior notes will have the right to require our company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's senior notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, our company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase senior notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), under the procedures required by the senior note indenture and described in such notice. Our company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the senior notes as a result of a Change of Control.

      On the Change of Control Payment Date, our company will, to the extent lawful, (1) accept for payment all senior notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all senior notes or portions thereof so tendered and (3) deliver or cause to be delivered to the senior note trustee the senior notes so accepted together with an Officers' Certificate stating the aggregate principal amount of senior notes or portions thereof being purchased by our company. The Paying Agent will promptly mail to each holder of senior notes so tendered the Change of Control Payment for such senior notes, and the senior note trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new senior note equal in principal amount to any unpurchased portion of the senior notes surrendered, if any; provided that each such new senior note will be in a principal amount of $1,000 or an integral multiple thereof. The senior note indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, our company will either repay all outstanding Senior Debt other than the senior notes or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt other than the senior notes to permit the repurchase of senior notes required by this covenant. The company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Change of Control provisions described above will be applicable whether or not any other provisions of the senior note indenture are applicable. Except as described above with respect to a Change of Control, the senior note indenture does not contain provisions that permit the holders of the senior notes to require that our company repurchase or redeem the senior notes in the event of a takeover, recapitalization or similar transaction.

      Our company's other senior indebtedness contains prohibitions on certain events that would constitute a Change of Control. In addition, the exercise by the holders of senior notes of their right to require our company to repurchase the senior notes could cause a default under such other senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on our company. Finally, our company's ability to pay cash to the holders of senior notes upon a repurchase may be limited by our company's then existing financial resources. See "Risk Factors--Risks Relating to the Notes--Our Ability to Offer to Purchase Your Notes in the Event of a Change of Control May Be Limited."

      The Senior Credit Facilities currently prohibit our company from purchasing any senior notes or senior subordinated notes, and also provide that certain change of control events with respect to our company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which our company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when our company is prohibited from purchasing senior notes, our company could seek the consent of its lenders to the purchase of senior notes or could attempt to refinance the borrowings that contain such prohibition. If our company does not obtain such a consent or repay such borrowings, our company will remain prohibited from purchasing senior notes. In such case, our company's failure to purchase tendered senior notes would constitute an Event of Default under the senior note indenture which would, in turn, constitute a default under the Senior Credit Facilities.

      Our company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements contained in the senior note indenture applicable to a Change of Control Offer made by our company and purchases all senior notes validly tendered and not withdrawn under such Change of Control Offer or if our company exercises its option to purchase the senior notes.

      "Change of Control" means the occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of our company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (2) the adoption of a plan relating to the liquidation or dissolution of our company, (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of our company (measured by voting power rather than number of shares) or (4) the first day on which a majority of the members of the Board of Directors of our company are not Continuing Directors.

      The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of our company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior notes to require our company to repurchase such senior notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of our company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of our company who (1) was a member of such Board of Directors on the date of the closing of the Acquisition or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Principals" means Lehman Brothers Merchant Banking Partners II L.P., any of its respective Affiliates and executive officers of our company as of the date of the closing of the Acquisition.

      "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

      Asset Sales

      The senior note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(1) our company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by our company (evidenced by a resolution of the Board of Directors contained in an Officers' Certificate delivered to the senior note trustee with respect to any Asset Sale determined to have a value greater that $25.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (2) at least 75% of the consideration therefor received by our company or such Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities; provided that the following amounts shall be deemed to be cash: (w) any liabilities (as shown on our company's or such Restricted Subsidiary's most recent balance sheet), of our company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the senior notes or any guarantee thereof) that are assumed by the transferee of any such assets under a customary novation agreement that releases our company or such Restricted Subsidiary from further liability, (x) any securities, notes or other obligations received by our company or any such Restricted Subsidiary from such transferee that are converted by our company or such Restricted Subsidiary into cash within 180 days following the closing of such Asset Sale (to the extent of the cash received),
(y) any Designated Noncash Consideration received by our company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (y) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) Additional Assets received in an exchange of assets transaction.

      Within 360 days after the receipt of any cash Net Proceeds from an Asset Sale, our company or such Restricted Subsidiary, at its option, may apply such cash Net Proceeds, at its option, (a) to repay Indebtedness of our company or any Restricted Subsidiary that is not subordinated in right of payment to Indebtedness under a Credit Facility, (b) to the Acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the Acquisition of other assets or Investments that are used or useful in a Permitted Business or (c) to apply the cash Net Proceeds from such Asset Sale to an Investment in Additional Assets. Any cash Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, our company will be required to make an offer to all holders of senior notes and all holders of other Indebtedness that ranks equally with the senior notes containing provisions similar to those contained in the senior note indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of senior notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures contained in the senior note indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, our company may use such Excess Proceeds for any purpose not otherwise prohibited by the senior note indenture. If the aggregate principal amount of senior notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the senior note trustee shall select the senior notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Covenants

      Restricted Payments

      The senior note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of our company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving our company or any of its Restricted Subsidiaries) or to the direct or indirect holders of our company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of our company); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving our company) any Equity Interests of our company or any direct or indirect parent of our company; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the senior notes or any senior note guarantee, except a payment of interest or principal at Stated Maturity or Indebtedness permitted under clause (8) of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;" or (4) make any Restricted Investment (all such payments and other actions contained in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (b) our company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the first paragraph of the covenant described below under caption "Incurrence of Indebtedness and Issuance of Preferred Stock;" and

            (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by our company and its Subsidiaries after the date of the closing of the Acquisition (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (9), (10) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of (1) 50% of the Consolidated Net Income of our company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the closing of the Acquisition to the end of our company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds or the fair market value of property other than cash received by our company since the date of the closing of the Acquisition as a contribution to its common equity capital or from the issue or sale of Equity Interests of our company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of our company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of our company), plus (3) to the extent that either any Existing Citizens Power Investment or any Restricted Investment that reduced the amount available for Restricted Payments under this clause (c) is sold for cash or otherwise liquidated or repaid for cash or any dividend or payment is received by our company or a Restricted Subsidiary after the date of the closing of the Acquisition in respect of such Investment, 100% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith, up to the amount of the Existing Citizens Power Investment on the date of the closing of the Acquisition or the Restricted Investment that reduced this clause (c), as the case may be, and thereafter 50% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith (except that the amount of dividends or payments received in respect of payments of Obligations in respect of such Investments, such as taxes, shall not increase the amounts under this clause (c)), plus (4) to the extent that any Unrestricted Subsidiary of our company is redesignated as a Restricted Subsidiary after the date of the closing of the Acquisition, 100% of the fair market value of our company's Investment in such Subsidiary as of the date of such redesignation up to the amount of the Restricted Investments made in such Subsidiary that reduced this clause (c) and 50% of the excess of the fair market value of our company's Investment in such Subsidiary as of the date of such redesignation over (i) the amount of the Restricted Investment that reduced this clause (c) and (ii) any amounts that increased the amount available as a Permitted Investment; provided, further, that if Citizens Power or any of its Subsidiaries is designated as a Restricted Subsidiary, the amount of the fair market value of the Investment therein on the date of the senior note indenture shall also be credited to this clause (c); provided, further, that any amounts that increase this clause
      (c) shall not duplicatively increase amounts available as Permitted Investments.

      The foregoing provisions will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the senior note indenture;

            (2) the redemption, repurchase, retirement, defeasance or other Acquisition of any subordinated Indebtedness or Equity Interests of our company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of our company) of, other Equity Interests of our company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other Acquisition shall be excluded from clause
      (c)(2) of the preceding paragraph;

            (3) the defeasance, redemption, repurchase or other Acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (4) dividends or distributions by a Restricted Subsidiary of our company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, our company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

            (5) Investments in Unrestricted Subsidiaries having an aggregate fair market value not to exceed the amount, at the time of such Investment, substantially concurrently contributed in cash or Cash Equivalents to the common equity capital of our company after the date of the closing of the Acquisition; provided that any such amount contributed shall be excluded from the calculation made pursuant to clause (c) above;

            (6) the payment of dividends on our company's common stock, following the first public offering of our company's common stock after the date of the closing of the Acquisition, of up to 6% per annum of the net proceeds received by our company in such public offering, other than public offerings with respect to our company's common stock registered on Form S-8;

            (7) the repurchase, redemption or other Acquisition or retirement for value of any Equity Interests of our company or any Restricted Subsidiary of our company held by any present or former employee or director of our company (or any of its Restricted Subsidiaries) under any management equity subscription agreement or stock option agreement or any other management or employee benefit plan in effect as of the date of the closing of the Acquisition; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any 12-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds from the sale of Equity Interests of our company or a Restricted Subsidiary to members of management and directors of our company and its Subsidiaries that occurs after the date of the closing of the Acquisition, plus (y) the cash proceeds of key-man life insurance policies received by our company and its Restricted Subsidiaries after the date of the closing of the Acquisition, less (z) the amount of any Restricted Payments previously made pursuant to clauses (x) and (y) of this subparagraph (7); and, provided further, that cancellation of Indebtedness owing to our company from members of management of our company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of our company or a Restricted Subsidiary will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the senior note indenture and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

            (8) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

            (9) the repurchase, redemption or other Acquisition or retirement for value of the senior subordinated notes under the provisions described under the caption "Description of the Senior Subordinated Notes--Optional Redemption;" provided that the amount of any Equity Offering used to effect such a repurchase, redemption or other Acquisition or retirement for value shall be excluded from the calculation made pursuant to clause
      (c) above;

            (10) the repurchase, redemption or other Acquisition or retirement for value of the senior subordinated notes under the provisions described under the caption "Description of the Senior Subordinated Notes--Repurchase at the Option of Holders--Change of Control" and "Description of the Senior Subordinated Notes--Repurchase at the Option of Holders--Asset Sales;" provided that, as of the date of such repurchase, redemption or other Acquisition or retirement for value, no Default or Event of Default shall have occurred and be continuing or, with the passage of time, would occur as a consequence thereof;

            (11) the repurchase, redemption or other Acquisition or retirement for value of the senior subordinated notes under the provisions described under the caption "Description of the Senior Subordinated Notes--Escrow of Proceeds; Special Mandatory Redemption of Senior Subordinated Notes;" provided that the amount of any such repurchase, redemption, Acquisition or retirement shall be excluded from the calculation made pursuant to clause (c) above; and

            (12) other Restricted Payments not otherwise prohibited by this covenant in an aggregate amount not to exceed $25.0 million under this clause (12).

      All of our company's Subsidiaries other than Citizens Power and its Subsidiaries are Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by our company and its Restricted Subsidiaries (except to the extent repaid in cash) in the subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of "Unrestricted Subsidiary" as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the senior note indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of our company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," our company shall be in default of such covenant). The Board of Directors of our company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of our company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by our company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any noncash Restricted Payment or any adjustment made pursuant to paragraph (c) of this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the senior note trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, our company shall deliver to the senior note trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

      If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by our company or a Restricted Subsidiary and such amounts may be credited to clause (c) above, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

Incurrence of Indebtedness and Issuance of Preferred Stock

      The senior note indenture provides that our company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that our company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that our company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and our company's Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for our company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the incurrence by our company of term Indebtedness under Credit Facilities (and the guarantee thereof by the senior note guarantors); provided that the aggregate principal amount of all term Indebtedness outstanding under this clause (1) after giving effect to such incurrence does not exceed an amount equal to $920.0 million;

            (2) the incurrence by our company of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of our company and its Restricted Subsidiaries thereunder) under Credit Facilities (and the guarantee thereof by the senior note guarantors); provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under this clause (ii) after giving effect to such incurrence does not exceed an amount equal to $480.0 million;

            (3) the incurrence by our company and its Restricted Subsidiaries of the Existing Indebtedness;

            (4) the incurrence by our company, the senior note guarantors and the senior subordinated note guarantors of Indebtedness represented by the senior notes, the senior subordinated notes, the senior note guarantees and the senior subordinated guarantees limited in aggregate principal amount, without duplication, to amounts outstanding under the senior note indenture and the senior subordinated note indenture as of their respective dates;

            (5) (A) the guarantee by our company or any of the senior note guarantors of Indebtedness of our company or a Restricted Subsidiary of our company or (B) the incurrence of Indebtedness of a Restricted Subsidiary to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

            (6) the incurrence by our company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the Acquisition (including by direct purchase, by lease or indirectly by the Acquisition of the capital stock of a Person that becomes a Restricted Subsidiary as a result of such Acquisition) or improvement of property (real or personal) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (6) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6), does not exceed an amount equal to 5% of Total Assets at the time of such incurrence;

            (7) the incurrence by our company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the senior note indenture to be incurred under the first paragraph hereof or clauses (3), (4) or (7) of this paragraph;

            (8) the incurrence by our company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among our company and any of its Restricted Subsidiaries; provided, however, that (1) if our company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the senior subordinated notes and (2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than our company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either our company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by our company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

            (9) the incurrence by our company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

            (10) the incurrence by our company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of our company that was not permitted by this clause (10), and the issuance of preferred stock by Unrestricted Subsidiaries;

            (11) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance guarantees (including, without limitation, performance guarantees under coal supply agreements or equipment leases), to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

            (12) the incurrence of Indebtedness arising from agreements of our company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that (1) such Indebtedness is not reflected on the balance sheet of our company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (1)) and (2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by our company and its Restricted Subsidiaries in connection with such disposition;

            (13) the guarantee by our company or any of the senior note guarantors of additional Indebtedness relating to Black Beauty Coal Company not to exceed $50.0 million in aggregate principal amount outstanding at any one time under this clause (13);

            (14) the incurrence of Indebtedness relating to the Bengalla Joint Venture or the Warkworth Associates Joint Venture in an aggregate amount not to exceed $100.0 million in aggregate principal amount outstanding at any one time under this clause (14); and

            (15) the incurrence by our company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $250.0 million.

      The senior note indenture also provides that our company will not incur, and will not permit its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of our company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the senior notes, or the senior note guarantees, as the case may be, on substantially identical terms; provided, however, that no Indebtedness of our company or any Restricted Subsidiary shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of our company or any Restricted Subsidiary solely by virtue of being unsecured.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, our company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of our company as accrued.

      Liens

      The senior note indenture provides that our company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the senior note indenture and the senior notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

      Dividend and Other Payment Restrictions Affecting Subsidiaries

      The senior note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a senior note guarantor to (1)(a) pay dividends or make any other distributions to our company or any of its Restricted Subsidiaries (i) on its capital stock or (ii) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to our company or any of its Restricted Subsidiaries, (2) make loans or advances to our company or any of its Restricted Subsidiaries or (3) transfer any of its properties or assets to our company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the closing of the Acquisition, (b) the Senior Credit Facilities as in effect as of the date of the closing of the Acquisition, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of the closing of the Acquisition, (c) the senior note indenture, the senior subordinated note indenture, the senior notes and the senior subordinated notes,

(d) applicable law or any applicable rule, regulation or order, (e) any instrument governing Indebtedness or capital stock of a Person acquired by our company or any of its Restricted Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the senior note indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business and (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
(a) through (l) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of our company's Board of Directors, not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

      Merger, Consolidation, or Sale of Assets

      The senior note indenture provides that our company may not consolidate or merge with or into (whether or not our company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (1) our company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than our company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (2) the entity or Person formed by or surviving any such consolidation or merger (if other than our company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of our company under the Senior Registration Rights Agreement, the senior notes and the senior note indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior note trustee; (3) immediately after such transaction no Default or Event of Default exists; and (4) except in the case of a merger of our company with or into a Wholly Owned Restricted Subsidiary of our company, immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,
(A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test contained in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (B) the Fixed Charge Coverage Ratio for our company or the entity or Person formed by or surviving any such consolidation or merger (if other than our company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for our company and its Restricted Subsidiaries immediately prior to such transaction. The senior note indenture also provides that our company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among our company and its Restricted Subsidiaries.

      Notwithstanding the foregoing clause (4), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to our company and (2) our company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of our company in another State of the United States or the form of organization of our company so long as the amount of Indebtedness of our company and its Restricted Subsidiaries is not increased thereby and provided that the successor assumes all the obligations of our company under the Senior Registration Rights Agreement, the senior notes and the senior note indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior note trustee.

      Transactions with Affiliates

      The senior note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless (1) such Affiliate Transaction is on terms that are materially no less favorable to our company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by our company or such Restricted Subsidiary with an unrelated Person and (2) our company delivers to the senior note trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors contained in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (1) any employment agreement or other compensation plan or arrangement for employees entered into by our company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of our company or such Restricted Subsidiary, (2) transactions between or among our company and/or its Restricted Subsidiaries, (3) payment of reasonable fees to officers, directors, employees or consultants of our company,
(4) Restricted Payments that are permitted by, and Investments that are not prohibited by, the provisions of the senior note indenture described above under the caption "--Restricted Payments," (5) indemnification payments made to officers, directors and employees of our company or any Restricted Subsidiary under charter, bylaw, statutory or contractual provisions; (6) the payment of customary annual management, consulting and advisory fees and related expenses to Lehman Merchant Bank and its Affiliates; (7) payments by our company or any of its Restricted Subsidiaries to Lehman Merchant Bank and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with Acquisitions or divestitures which payments are approved by a majority of the Board of Directors of our company in good faith; (8) the existence of, or the performance by our company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the closing of the Acquisition and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by our company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of the closing of the Acquisition shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders in any material respect; (9) transactions under the terms of the Transaction Documents in effect on the date of the closing of the Acquisition; (10) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, under joint venture agreements) and otherwise in compliance with the terms of the senior note indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to our company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by our company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of our company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (11) guarantees of performance by our company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Obligations in respect of borrowed money; and (12) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries.

      Additional Senior Note Guarantees

      The senior note indenture provides that if our company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the senior note indenture and such Domestic Subsidiary provides a guarantee of the Senior Credit Facilities, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture in form and substance satisfactory to the senior note trustee providing that such Domestic Subsidiary shall become a senior note guarantor under the senior note indenture, provided, however, this covenant shall not apply to any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the senior note indenture for so long as it continues to constitute an Unrestricted Subsidiary.

      Business Activities

      Our company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to our company and its Restricted Subsidiaries taken as a whole.

      Payments for Consent

      The senior note indenture provides that neither our company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any senior notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the senior note indenture or the senior notes unless such consideration is offered to be paid or is paid to all holders of the senior notes that consent, waive or agree to amend in the time frame provided in the solicitation documents relating to such consent, waiver or agreement.

      Reports

      The senior note indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any senior notes are outstanding, our company will furnish to the holders of senior notes (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if our company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of our company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of our company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of our company) and, with respect to the annual information only, a report thereon by our company's certified independent accountants and (2) all current reports that would be required to be filed with the Commission on Form 8-K if our company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Senior Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, our company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, our company and the senior note guarantors have agreed that, for so long as any senior notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered under Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

      The senior note indenture provides that each of the following constitutes an Event of Default: (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the senior notes; (2) default in payment when due of the principal of or premium, if any, on the senior notes; (3) failure by our company or any of its Subsidiaries to make the offer required or to purchase any of the senior notes as required under the provisions described under the captions "--Change of Control," or "--Asset Sales;" (4) failure by our company or any of its Subsidiaries for 30 days after notice to comply with the provisions of the covenants entitled "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock;" or failure by our company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the senior note indenture or the senior notes; (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by our company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by our company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the senior note indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness aggregates $50.0 million or more; (6) failure by our company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (7) except as permitted by the senior note indenture, any senior note guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any senior note guarantor, or any Person acting on behalf of any senior note guarantor, shall deny or disaffirm its obligations under its senior note guarantee; (8) certain events of bankruptcy or insolvency with respect to our company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary; and (9) any failure of our company to deposit the required amounts into the Escrow Account under the Escrow Letter or any failure of the proceeds of the Escrow Account to be applied as required under the Escrow Letter.

      If any Event of Default occurs and is continuing, the senior note trustee or the holders of at least 25% in principal amount of the then outstanding senior notes may declare all the senior notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of (1) an acceleration of any such Indebtedness under the Senior Credit Facilities or (2) five business days after receipt by our company of written notice of such acceleration of the senior notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to our company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding senior notes will become due and payable without further action or notice. Holders of the senior notes may not enforce the senior note indenture or the senior notes except as provided in the senior note indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding senior notes may direct the senior note trustee in its exercise of any trust or power. The senior note trustee may withhold from holders of the senior notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of our company with the intention of avoiding payment of the premium that our company would have had to pay if our company then had elected to redeem the senior notes under the optional redemption provisions of the senior note indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the senior notes. If an Event of Default occurs prior to May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of our company with the intention of avoiding paying the premium upon redemption of the senior notes prior to May 15, 2003, then the premium specified in the senior note indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the senior notes.

      The holders of a majority in aggregate principal amount of the senior notes then outstanding by notice to the senior note trustee may on behalf of the holders of all of the senior notes waive any existing Default or Event of Default and its consequences under the senior note indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the senior notes.

      Our company is required to deliver to the senior note trustee annually a statement regarding compliance with the senior note indenture, and our company is required upon becoming aware of any Default or Event of Default, to deliver to the senior note trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of our company or any Person controlling such Person, as such, shall have any liability for any obligations of our company under the senior notes, the subordinated note guarantors, the senior note indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of senior notes by accepting a senior note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

      Our company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding senior notes ("Legal Defeasance") except for (1) the rights of holders of outstanding senior notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such senior notes when such payments are due from the trust referred to below, (2) our company's obligations with respect to the senior notes concerning issuing temporary senior notes, registration of senior notes, mutilated, destroyed, lost or stolen senior notes and the maintenance of an office or agency for payment and money for security payments held in trust, (3) the rights, powers, trusts, duties and immunities of the senior note trustee, and our company's obligations in connection therewith and
(4) the Legal Defeasance provisions of the senior note indenture. In addition, our company may, at its option and at any time, elect to have the obligations of our company released with respect to certain covenants that are described in the senior note indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the senior notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance, (1) our company must irrevocably deposit with the senior note trustee, in trust, for the benefit of the holders of the senior notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding senior notes on the stated maturity or on the applicable redemption date, as the case may be, and our company must specify whether the senior notes are being defeased to maturity or to a particular redemption date; (2) in the case of Legal Defeasance, our company shall have delivered to the senior note trustee an opinion of counsel in the United States reasonably acceptable to the senior note trustee confirming that (A) our company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the senior note indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding senior notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of Covenant Defeasance, our company shall have delivered to the senior note trustee an opinion of counsel in the United States reasonably acceptable to the senior note trustee confirming that the holders of the outstanding senior notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the effective date of such defeasance (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the senior note indenture) to which our company or any of its Subsidiaries is a party or by which our company or any of its Subsidiaries is bound; (6) our company must have delivered to the senior note trustee, at or prior to the effective date of such defeasance, an opinion of counsel to the effect that at the effective date of such defeasance, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (7) our company must deliver to the senior note trustee an Officers' Certificate stating that the deposit was not made by our company with the intent of preferring the holders of senior notes over the other creditors of our company with the intent of defeating, hindering, delaying or defrauding creditors of our company or others; and (8) our company must deliver to the senior note trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

      A holder may transfer or exchange senior notes in accordance with the senior note indenture. The Registrar and the senior note trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and our company may require a holder to pay any taxes and fees required by law or permitted by the senior note indenture. Our company is not required to transfer or exchange any senior note selected for redemption. Also, our company is not required to transfer or exchange any senior note for a period of 15 days before a selection of senior notes to be redeemed.

      The registered holder of a senior note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the senior note indenture or the senior notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the senior notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior notes), and any existing default or compliance with any provision of the senior note indenture or the senior notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding senior notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior notes).

      Without the consent of each holder affected, an amendment or waiver may not (with respect to any senior notes held by a non-consenting holder): (1) reduce the principal amount of senior notes whose holders must consent to an amendment, supplement or waiver, (2) reduce the principal of or change the fixed maturity of any senior note or alter the provisions with respect to the redemption of the senior notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (3) reduce the rate of or change the time for payment of interest on any senior note, (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior notes (except a rescission of acceleration of the senior notes by the holders of at least a majority in aggregate principal amount of the senior notes and a waiver of the payment default that resulted from such acceleration), (5) make any senior note payable in money other than that stated in the senior notes, (6) make any change in the provisions of the senior note indenture relating to waivers of past Defaults or the rights of holders of senior notes to receive payments of principal of or premium, if any, or interest on the senior notes, (7) waive a redemption payment with respect to any senior note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), (8) make any change in the foregoing amendment and waiver provisions or (9) release any senior subordinated note guarantor from any of its obligations under its subordinated subsidiary guarantee or this senior subordinated note indenture, except in accordance with the terms of this senior subordinated note indenture.

      Notwithstanding the foregoing, without the consent of any holder of senior notes, our company and the senior note trustee may amend or supplement the senior note indenture or the senior notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated senior notes in addition to or in place of certificated senior notes, to provide for the assumption of our company's obligations to holders of senior notes in the case of a merger or consolidation or sale of all or substantially all of our company's assets, to make any change that would provide any additional rights or benefits to the holders of senior notes or that does not adversely affect the legal rights under the senior note indenture of any such holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the senior note indenture under the Trust Indenture Act to provide for the issuance of additional senior subordinated notes in accordance with the limitations contained in this senior subordinated note indenture as of the date hereof or to allow any senior subordinated note guarantor to execute a supplemental senior subordinated note indenture and/or a subordinated subsidiary guarantee with respect to the senior subordinated notes.

Concerning the Senior Note Trustee

      The senior note indenture contains certain limitations on the rights of the senior note trustee, should it become a creditor of our company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The senior note trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding senior notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the senior note trustee, subject to certain exceptions. The senior note indenture provides that in case an Event of Default shall occur (which shall not be cured), the senior note trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the senior note trustee will be under no obligation to exercise any of its rights or powers under the senior note indenture at the request of any holder of senior notes, unless such holder shall have offered to the senior note trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

      The certificates representing the senior notes will be issued in fully registered form. Except as described in the next paragraph, the senior notes initially will be represented by permanent global senior notes, in definitive, fully registered form without interest coupons and will be deposited with the senior note trustee as custodian for The Depositary Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

      Except as described below, the global senior notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global senior notes may not be exchanged for senior notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Senior Notes for Certificated Senior Notes." Except in the limited circumstances described below, owners of beneficial interests in the global senior note will not be entitled to receive physical delivery of certificated senior notes (as defined below).

      The senior note trustee will act as Paying Agent and Registrar. The senior notes may be presented for registration of transfer and exchange at the offices of the Registrar.

      Depository Procedures

      The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Our company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised our company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The participants include securities brokers and dealers (including the Initial Purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised our company that, pursuant to procedures established by it, (1) upon deposit of the global senior notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the global senior notes and (2) ownership of such interests in the global senior notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global senior notes).

      Investors in the global senior notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a global senior note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global senior note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global senior note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interests in the global senior notes will not have senior notes registered in their names, will not receive physical delivery of senior notes in certificated form and will not be considered the registered owners or "holders" thereof under the senior note indenture for any purpose.

      Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a global senior note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the senior note indenture. Under the terms of the senior note indenture, our company and the senior note trustee will treat the persons in whose names the senior notes, including the global senior notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither our company, the senior note trustee nor any agent of our company or the senior note trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global senior notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global senior notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised our company that its current practice, upon receipt of any payment in respect of securities such as the senior notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of senior notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the senior note trustee or our company. Neither our company nor the senior note trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the senior notes, and our company and the senior note trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      The global senior notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

      DTC has advised our company that it will take any action permitted to be taken by a holder of senior notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global senior notes and only in respect of such portion of the aggregate principal amount of the senior notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the senior notes, DTC reserves the right to exchange the global senior notes for legended senior notes in certificated form, and to distribute such senior notes to its Participants.

      Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global senior notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither our company nor the senior note trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

      Exchange of Book-Entry Senior Notes for Certificated Senior Notes

      A global senior note is exchangeable for definitive senior notes in registered certificated form ("certificated senior notes") if (1) DTC (x) notifies our company that it is unwilling or unable to continue as depositary for the global senior notes and our company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (2) our company, at its option, notifies the senior note trustee in writing that it elects to cause the issuance of the certificated senior notes or (3) there shall have occurred and be continuing a Default or Event of Default with respect to the senior notes. In addition, beneficial interests in a global senior note may be exchanged for certificated senior notes upon request but only upon prior written notice given to the senior note trustee by or on behalf of DTC in accordance with the senior note indenture. In all cases, certificated senior notes delivered in exchange for any global senior note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

      Exchange of Certificated Senior Notes for Book-Entry Senior Notes

      Senior notes issued in certificated form may be exchanged for beneficial interests in any global senior note.

      Same Day Settlement and Payment

      The senior note indenture will require that payments in respect of the senior notes represented by the global senior notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the global senior note holder. With respect to senior notes in certificated form, our company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The senior notes represented by the global senior notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such senior notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated senior notes will also be settled in immediately available funds.

Definitions

      The following are defined terms used in the senior note indenture. Reference is made to the senior note indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Acquisition" means the Acquisition by our company of: (1) all of the common stock of Peabody Holding Company, (2) all of the common stock of Gold Fields Mining Corp., (3) all of the membership interests of Citizens Power, (4) the 1% interests in CL Hartford, L.L.C., a Delaware limited liability company, and Citizens Power Sales, a Delaware general partnership, both subsidiaries of Citizens Power, (5) all of the shares of Darex Capital Inc., a company incorporated in the Republic of Panama, and (6) all of the ordinary shares of Peabody Australia Ltd., which together with Darex Capital, Inc. owns Peabody Resources.

      "Additional Assets" means (1) any property or assets (other than capital stock, Indebtedness or rights to receive payments over a period greater than 180 days, other than with respect to coal supply contract restructurings) that is usable by our company or a Restricted Subsidiary in a Permitted Business or (2) the capital stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the Acquisition of such capital stock by our company or another Restricted Subsidiary.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

      "Asset Sale" means (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of our company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the senior note indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (2) the issue or sale by our company or any of its Restricted Subsidiaries of Equity Interests of any of our company's Restricted Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for Net Proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (1) a transfer of assets by our company to a Restricted Subsidiary or by a Restricted Subsidiary to our company or to another Restricted Subsidiary, (2) an issuance of Equity Interests by a Restricted Subsidiary to our company or to another Restricted Subsidiary, (3) a Restricted Payment that is permitted by, or an Investment that is not prohibited by, the covenant described above under the caption "--Restricted Payments," (4) a disposition of Cash Equivalents or obsolete equipment, (5) foreclosures on assets, (6) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and (7) the factoring of accounts receivable arising in the ordinary course of business under arrangements customary in the industry.

      "Bengalla Joint Venture" means Bengalla Mining Co. Pty Limited, Bengalla Agricultural Co. Pty Limited and Bengalla Coal Sales Co. Pty Ltd. which are the joint venture companies related to the Bengalla mine in New South Wales, Australia.

      "Black Beauty Coal Company" means the Indiana general partnership among Thoroughbred, L.L.C., Black Beauty Resources, Inc. and Pittsburg and Midway Coal Mining Co., and any Person collectively owned by those three partners including, but not limited to, Eagle Coal Company and Falcon Coal Company.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Cash Equivalents" means (a) securities with maturities of one year or less from the date of Acquisition issued or fully guaranteed or insured by the U.S. Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of Acquisition and overnight bank deposits of any lender under the Senior Credit Facilities or of any commercial bank having capital and surplus in excess of $500.0 million, (c) repurchase obligations of any lender under the Senior Credit Facilities or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of Acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of Acquisition backed by standby letters of credit issued by any lender under the Senior Credit Facilities or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through
(f) of this definition.

      "Citizens Power" means Citizens Power LLC, a Delaware limited liability company and its direct and indirect Subsidiaries.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, deferred financing fees and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (3) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (4) depreciation, depletion, amortization (including amortization of goodwill and other intangibles) and other noncash expenses (including, without limitation, writedowns and impairment of property, plant and equipment and intangibles and other long-lived assets) (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, minus (5) noncash items increasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), plus (6) without duplication for amounts otherwise included in Consolidated Cash Flow, the amount of our company's and its Restricted Subsidiaries' proportionate share of the Consolidated Cash Flow of Black Beauty Coal Company and its Subsidiaries for such period (calculated in proportion to our company's and its Restricted Subsidiaries common equity ownership), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other noncash expenses of, a Restricted Subsidiary that is not a senior note guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to our company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (2) the Net Income of any Restricted Subsidiary that is not a senior note guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such Acquisition shall be excluded, (4) the cumulative effect of a change in accounting principles shall be excluded, and (5) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to our company or one of its Restricted Subsidiaries.

      "Credit Facilities" means, with respect to our company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which senior notes are first issued and authenticated under the senior note indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Indebtedness.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Designated Noncash Consideration" means the fair market value of noncash consideration received by our company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash

Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of our company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

      "Disqualified Stock" means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the senior notes mature; provided, however, that any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require our company to repurchase such capital stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such capital stock provide that our company may not repurchase or redeem any such capital stock under such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

      "Domestic Subsidiary" means a Subsidiary that is (1) formed under the laws of the United States of America or a state or territory thereof or (2) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

      "Equity Interests" means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

      "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of our company, other than any private sales to an Affiliate of our company.

      "Escrow Account" means the escrow account maintained under the Escrow Letter.

      "Escrow Letter" means that certain escrow letter dated March 2, 1998, by and among Lazard Brothers & Co., Limited, The Energy Group PLC, Peabody Investments Inc. and Peabody Energy Corporation.

      "Existing Citizens Power Investment" means the Investments in Citizens Power by our company and its Restricted Subsidiaries as of the date of the closing of the Acquisition.

      "Existing Indebtedness" means up to $292.5 million in aggregate principal amount of Indebtedness of our company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities, the senior notes, the senior exchange subordinated notes and related guarantees) in existence on the date of the closing of the Acquisition, until such amounts are repaid.

      "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) under Hedging Obligations, but excluding amortization of debt issuance costs) and (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (3) any interest expense on the portion of Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of our company (other than Disqualified Stock) or to our company or a Restricted Subsidiary of our company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period, expressed as a decimal, in each case, for our company and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (1) Acquisitions that have been made by our company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and including pro forma cost savings permitted by Article 11 of Regulation S-X, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso contained in the definition of Consolidated Net Income, and (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

      "Foreign Subsidiaries" means Subsidiaries of our company that are not Domestic Subsidiaries.

      "GAAP" means generally accepted accounting principles described in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the senior note indenture.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case for the purpose of risk management and not for speculation.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes (1) an accrued expense, (2) trade payables and (3) Obligations in respect of reclamation, workers' compensation, including black lung, pensions and retiree health care, in each case to the extent not overdue for more than 90 days. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees, other than performance guarantees provided for the benefit of Citizens Power, of any portion of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other Acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If our company or any Restricted Subsidiary of our company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of our company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of our company, our company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (1) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (2) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by our company and any Restricted Subsidiary over
(B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

      "Net Income" means, with respect to any Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

      "Net Proceeds" means the aggregate proceeds (cash or property) received by our company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) or the sale or disposition of any Investment, net of the direct costs relating to such Asset Sale, sale or disposition, (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Guarantor Subsidiaries" means (1) Citizens Power and its direct and indirect Subsidiaries, (2) our company's future Unrestricted Subsidiaries and
(3) our company's current and future Foreign Subsidiaries.

      "Non-Recourse Debt" means Indebtedness (1) as to which neither our company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the senior notes being offered hereby) of our company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

      "Obligations" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.

      "Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructurings, risk management products associated with energy, fuel/power integration and other energy related businesses, ash disposal, environmental remediation, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of our company and its Subsidiaries as of the date of the closing of the Acquisition and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

      "Permitted Investments" means (a) any Investment in our company or in a Restricted Subsidiary of our company; (b) any Investment in Cash Equivalents;
(c) any Investment by our company or any Restricted Subsidiary of our company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of our company or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, our company or a Restricted Subsidiary of our company; (d) any Acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of our company; (e) any Investment existing on the date of the closing of the Acquisition (an "Existing Investment") and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded, (f) advances to employees not in excess of $10.0 million outstanding at any one time; (g) Hedging Obligations permitted under clause (9) of the "--Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

(h) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (i) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (i), does not exceed in aggregate amount the sum of (1) 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (2) 100% of the Net Proceeds from the sale or disposition of any Investment previously made pursuant to this clause (i) or 100% of the amount of any dividend, distribution or payment from any such Investment, net of income taxes paid or payable in respect thereof, in each case up to the amount of the Investment that was made pursuant to this clause (i) and 50% of the amount of such Net Proceeds or 50% of such dividends, distributions or payments, in each case received in excess of the amount of the Investments made pursuant to this clause (i); (j) guarantees of Indebtedness permitted under the covenant "--Incurrence of Indebtedness and Issuance of Preferred Stock;" (k) any Investment acquired by our company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by our company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by our company or any of its Restricted Subsidiaries with respect to such secured Investment; (l) any Investment in Black Beauty Coal Company having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l), that are at the time outstanding not to exceed $50.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding); (m) Investments in Citizens Power having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m), that are at that time outstanding not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (n) any Investment in the Bengalla Joint Venture and the Warkworth Associates Joint Venture having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n), that are at the time outstanding, not to exceed $25.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding); (o) that portion of any Investment by our company or a Restricted Subsidiary in a Permitted Business to the extent that our company or such Restricted Subsidiary will receive in a substantially concurrent transaction an amount in cash equal to the amount of such Investment (or the fair market value of such Investment), net of any obligation to pay taxes or other amounts in respect of the receipt of such cash; provided that the receipt of such cash does not carry any obligation by our company or such Restricted Subsidiary to repay or return such cash; and (p) the forgiveness or cancellation of any payable due from Citizens Power and its direct and indirect Subsidiaries outstanding on the date of the closing of the Acquisition; provided, however, that with respect to any Investment, our company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment would be a Permitted Investment.

      "Permitted Liens" means (1) Liens securing Indebtedness under Credit Facilities that were permitted by the terms of the senior note indenture to be incurred; (2) Liens in favor of our company; (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with our company or any Restricted Subsidiary of our company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with our company; (4) Liens on property existing at the time of Acquisition thereof by our company or any Restricted Subsidiary of our company, provided that such Liens were in existence prior to the contemplation of such Acquisition; (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (6) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security; (7) Liens existing on the date of the closing of the Acquisition; (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (9) Liens on assets of senior note guarantors to secure Senior Debt of such senior note guarantors that was permitted by the senior note indenture to be incurred;
(10) Liens incurred in the ordinary course of business of our company or any Restricted Subsidiary of our company with respect to obligations that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by our company or such Restricted Subsidiary; (11) Liens on assets of Foreign Subsidiaries to secure Indebtedness that was permitted by the senior note indenture to be incurred; (12) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired; (14) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by our company or its Subsidiaries) or interfere with the ordinary conduct of the business of our company or such Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (15) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" and other purchase money Liens to finance property or assets of our company or any Restricted Subsidiary acquired in the ordinary course of business; provided that such Liens are only secured by such property or assets so acquired or improved (including, in the case of the Acquisition of capital stock, of a Person who becomes a Restricted Subsidiary, Liens on the assets of the Person whose capital stock was so acquired); (16) Liens securing Indebtedness under Hedging Obligations; provided that such Liens are only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation; (17) Liens to secure Indebtedness permitted by clause (15) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" and (18) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the senior note indenture.

      "Permitted Refinancing Indebtedness" means any Indebtedness of our company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of our company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the senior notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the senior notes on terms at least as favorable to the holders of senior notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by our company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Senior Credit Facilities" means those certain Senior Credit Facilities, dated as of May 18, 1998, by and among our company, the senior note guarantors, Lehman Commercial Paper Inc., as Arranger, Syndication Agent and the Administrative Agent and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as such Regulation is in effect on the date hereof.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subordinated Subsidiary Guarantees" mean the guarantees endorsed on the senior subordinated notes by the Subordinated Note Guarantors.

      "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or senior note trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such

Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Total Assets" means the total assets of our company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of our company and its Restricted Subsidiaries.

      "Transaction Documents" means the documents related to (1) the Acquisition (including, without limitation, the purchase agreement, the participation agreement and the escrow agreement), (2) the Senior Credit Facilities and (3) the original offering of the notes.

      "Treasury Rate" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for redemption (or if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to May 15, 2003; provided, however, that if the average life of such senior note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such senior note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Unrestricted Subsidiary" means (1) Citizens Power, any direct or indirect Subsidiary of Citizens Power on the date of the senior note indenture and (2) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
Person: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with our company or any Restricted Subsidiary of our company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to our company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of our company; (c) is a Person with respect to which neither our company nor any of its Restricted Subsidiaries has any obligation (x) to subscribe for additional Equity Interests in Unrestricted Subsidiaries or (y) to maintain or preserve such Person's net worth (except with respect to Permitted Investments); and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of our company or any of its Restricted Subsidiaries; provided, however, that our company and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money. Any such designation by the Board of Directors shall be evidenced to the senior note trustee by filing with the senior note trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments."

      "Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Warkworth Associates Joint Venture" means Warkworth Coal Sales Ltd., Warkworth Pastoral Co. Pty, Limited and Warkworth Mining Limited, which are the joint venture companies related to the Warkworth mine in New South Wales, Australia.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                  DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

      The following is a summary of the material terms of the senior subordinated notes and is qualified in its entirety by reference to the indenture (the "senior subordinated notes indenture") between our company and State Street Bank and Trust Company, as trustee (the "senior subordinated note trustee").

General

      The senior subordinated notes were issued under the senior subordinated note indenture. The terms of the senior subordinated notes include those stated in the senior subordinated note indenture and those made part of the senior subordinated note indenture by reference to the Trust Indenture Act. The senior subordinated notes are subject to all such terms, and holders of senior subordinated notes are referred to the senior subordinated note indenture and the Trust Indenture Act. The following summary of the material provisions of the senior subordinated note indenture does not purport to be complete and is qualified in its entirety by reference to the senior subordinated note indenture, including the definitions therein of certain terms used below. Copies of the senior subordinated note indenture are available as described below under "Available Information." The definitions of certain terms used in the following summary are described below under "--Definitions." For purposes of this summary, the term "company" refers only to Peabody Energy Corporation and not to any of its Subsidiaries.

      On May 18, 1998, our company issued $500.0 million aggregate principal amount of senior subordinated notes under the senior subordinated note indenture.

      The senior subordinated notes are general unsecured obligations of our company and are subordinated in right of payment to all current and future Senior Debt. As of March 31, 2001, on a pro forma basis, after giving effect to the use of proceeds from the initial public offering of our common stock, our company had Senior Debt of $529.0 million and $436.6 million was available for additional borrowing or for letters of credit available under credit facilities. Additionally, after the consummation of the initial public offering of our common stock, we had total borrowing capacity of $470.0 million under the senior credit facilities and revolving credit facilities of our subsidiary Black Beauty. The senior subordinated note indenture permits the incurrence of additional Senior Debt in the future.

      Under certain circumstances, our company may designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to many of the restrictive covenants contained in the senior subordinated note indenture.

Principal, Maturity and Interest

     The senior subordinated notes are limited in aggregate principal amount to $650.0 million, of which $500.0 million was issued in the Offering, and will mature on May 15, 2008. In June 2001, we purchased $91.7 million aggregate principal amount of the senior subordinated notes. Interest on the senior subordinated notes accrues at the rate of 9 5/8% per annum and is payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 1998, to holders of record on the immediately preceding May 1 and November 1. Additional senior subordinated notes may be issued from time to time after the Offering, subject to the provisions of the senior subordinated note indenture described below under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Interest on the senior subordinated notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from May 18, 1998. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the senior subordinated notes are payable at the office or agency of our company maintained for such purpose within the City and State of New York or, at the option of our company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the holders of the senior subordinated notes at their respective addresses listed in the register of holders of senior subordinated notes; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to senior subordinated notes the holders of which have given wire transfer instructions to our company are required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by our company, our company's office or agency in New York will be the office of the senior subordinated note trustee maintained for such purpose. The senior subordinated notes were issued in denominations of $1,000 and integral multiples thereof.

Subordination

      The payment of principal of, premium, if any, and interest on the senior subordinated notes is subordinated in right of payment, as described in the senior subordinated note indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the senior subordinated note indenture or thereafter incurred.

      Upon any distribution to creditors of our company in a liquidation or dissolution of our company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to our company or its property, an assignment for the benefit of creditors or any marshaling of our company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the holders of senior subordinated notes will be entitled to receive any payment with respect to the senior subordinated notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the holders of senior subordinated notes would be entitled shall be made to the holders of Senior Debt (except that, in each case, holders of senior subordinated notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

      We also may not make any payment upon or in respect of the senior subordinated notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (1) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing or (2) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the senior subordinated note trustee receives a notice of such default (a "Payment Blockage Notice") from our company or the holders of any Designated Senior Debt. Payments on the senior subordinated notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced with respect to any particular Designated Senior Debt unless and until
(1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (2) all scheduled payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the senior subordinated notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the senior subordinated note trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

      The senior subordinated note indenture will further require that our company promptly notify holders of Senior Debt if payment of the senior subordinated notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of senior subordinated notes may recover less ratably than creditors of our company who are holders of Senior Debt. The principal amount of Senior Debt outstanding at March 31, 2001, was approximately $736.8 million. The senior subordinated note indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that our company and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

      "Designated Senior Debt" means (1) any Indebtedness of our company or any of its Restricted Subsidiaries outstanding under Credit Facilities, (2) any Indebtedness outstanding under the senior note indenture and (3) any other Senior Debt permitted under the senior subordinated note indenture the principal amount of which is $25.0 million or more and that has been designated by our company as "Designated Senior Debt."

       "Permitted Junior Securities" means Equity Interests in our company or any senior subordinated note guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the senior subordinated notes and the Subordinated Subsidiary guarantees are subordinated to Senior Debt under Article 10 of the senior subordinated note indenture.

      "Senior Debt" means (1) all Indebtedness of our company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (2) any other Indebtedness permitted to be incurred by our company or any of its Restricted Subsidiaries under the terms of the senior subordinated note indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the senior subordinated notes or any guarantee of the senior subordinated notes and (3) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by our company or any Subsidiary, (x) any Indebtedness of our company or any Subsidiary to any Subsidiaries of our company or to our company, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the senior subordinated note indenture.

Senior Subordinated Note Guarantees

      Our company's payment obligations under the senior subordinated notes will be fully and unconditionally, and jointly and severally, guaranteed by the senior subordinated note guarantors. The senior subordinated note guarantee of each senior subordinated note guarantor will be subordinated to the prior payment in full of all Senior Debt of the senior subordinated note guarantors and the amounts for which the senior subordinated note guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each senior subordinated note guarantor under its senior subordinated guarantee will be limited to the maximum amount that would not constitute a fraudulent conveyance under applicable law. See "Risk Factors--Risks Relating to the Notes--Your Rights Under the Notes Could Be Limited By Fraudulent Conveyance Laws." Notwithstanding the foregoing, no Subsidiary of our company will be required to endorse a senior subordinated note guarantee unless such Subsidiary is required to, and does, simultaneously execute a guarantee of the Senior Credit Facilities.

      As of June 30, 2001, the senior subordinated note guarantors were:
Affinity Mining Company, Arid Operations Inc., Big Sky Coal Company, Bluegrass Coal Company, Caballo Coal Company, Charles Coal Company, Cleaton Coal Company, Coal Properties Corp., Colony Bay Coal Company, Cook Mountain Coal Company, Cottonwood Land Company, EACC Camps, Inc., Eastern Associated Coal Corp., Eastern Royalty Corp., Gallo Finance Company, Gold Fields Chile, S.A., Gold Fields Mining Corporation, Gold Fields Operating Co.--Ortiz, Grand Eagle Mining, Inc., Hayden Gulch Terminal, Inc., Highland Mining Co., Hillside Mining Company, Independence Material Handling Company, Interior Holdings Corp., James River Coal Terminal Company, Juniper Coal Company, Kayenta Mobile Home Park, Inc., Martinka Coal Company, Midco Supply and Equipment Corporation, Mountain View Coal Company, North Page Coal Corp., Ohio County Coal Company, Patriot Coal Company L.P., Peabody America, Inc., Peabody Coal Company, Peabody COALSALES Company, Peabody COALTRADE, Inc., Peabody Coal Company, Peabody Development Company, Peabody Development Land Holdings, LLC, Peabody Energy Solutions, Inc., Peabody Holding Company, Inc., Peabody Natural Gas, LLC, Peabody Natural Resources Company, Peabody Southwestern Coal Company, Peabody Terminals, Inc., Peabody Venezuela Coal Corp., Peabody Western Coal Company, Pine Ridge Coal Company, Porcupine Productions, LLC, Porcupine Transportation, LLC, Powder River Coal Company, Rio Escondido Coal Corp., Rivers Edge Mining, Inc., Riverview Terminal Company, Seneca Coal Company, Sentry Mining Company, Snowberry Land Company, Sterling Smokeless Coal Company and Thoroughbred, L.L.C.

      The senior subordinated note indenture provides that no senior subordinated note guarantor may consolidate with or merge with or into (whether or not such senior subordinated note guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such senior subordinated note guarantor unless (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such senior subordinated note guarantor) assumes all the obligations of such senior subordinated note guarantor under a supplemental indenture in form and substance reasonably satisfactory to the senior subordinated note trustee, under the senior subordinated notes, the senior subordinated note indenture and the Senior Subordinated Registration Rights Agreement; (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and (3) our company would be permitted by virtue of our company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test contained in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

      The senior subordinated note indenture provides that in the event of (a) a sale or other disposition of all of the assets of any senior subordinated note guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any senior subordinated note guarantor or (c) the designation of a senior subordinated note guarantor as an Unrestricted Subsidiary in accordance with the terms of the senior subordinated note indenture, then such senior subordinated note guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such senior subordinated note guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such senior subordinated note guarantor) will be released and relieved of any obligations under its senior subordinated note guarantee; provided that the Net Proceeds of any such sale or other disposition are applied in accordance with the applicable provisions of the senior subordinated note indenture and any such designation of a senior subordinated note guarantor as an Unrestricted Subsidiary complies with all applicable covenants. See "--Repurchase at the Option of Holders--Asset Sales."

      "Senior subordinated note guarantors" means each of (1) our company's Domestic Subsidiaries at the date of the closing of the acquisition, other than Citizens Power and the Subsidiaries of Citizens Power at the date of the senior subordinated note indenture and (2) any other subsidiary that executes a senior subordinated Guarantee in accordance with the provisions of the senior subordinated note indenture, and their respective successors and assigns.


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

Optional Redemption

      The senior subordinated notes are subject to redemption at any time at the option of our company, in whole or in part, upon not less than 30 nor more than 60 days' notice.

      Prior to May 15, 2003, the senior subordinated notes will be redeemable at a redemption price equal to 100% of the principal amount thereof plus the applicable Senior Subordinated Notes Make Whole Premium, plus, to the extent not included in the Senior Subordinated Notes Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing, "Senior Subordinated Notes Make Whole Premium" means, with respect to a senior subordinated note, an amount equal to the greater of (a) 104.813% of the outstanding principal amount of such senior subordinated note and (b) the excess of (1) the present value of the remaining interest, premium, if any, and principal payments due on such senior subordinated note as if such senior subordinated note were redeemed on May 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the outstanding principal amount of such senior subordinated note.

      On or after May 15, 2003, the senior subordinated notes are redeemable at the redemption prices (expressed as percentages of principal amount) provided below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

 Year                              Percentage
 ----                              ----------
 2003                               104.813%
 2004                               103.208%
 2005                               101.604%
 2006 and thereafter                100.000%


Selection and Notice

      If less than all of the senior subordinated notes are to be redeemed or purchased in an offer to purchase at any time, selection of senior subordinated notes for redemption or purchase will be made by the senior subordinated note trustee in compliance with the requirements of the principal national securities exchange, if any, on which the senior subordinated notes are listed, or, if the senior subordinated notes are not so listed, on a pro rata basis, by lot or by such method as the senior subordinated note trustee shall deem fair and appropriate; provided that no senior subordinated notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior subordinated notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any senior subordinated note is to be redeemed in part only, the notice of redemption that relates to such senior subordinated note shall state the portion of the principal amount thereof to be redeemed. A new senior subordinated note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original senior subordinated note. Senior subordinated notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on senior subordinated notes or portions of them called for redemption.

Repurchase at the Option of Holders

      Change of Control

      Upon the occurrence of a Change of Control, each holder of senior subordinated notes will have the right to require our company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's senior subordinated notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, our company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase senior subordinated notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), under the procedures required by the senior subordinated note indenture and described in such notice. Our company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the senior subordinated notes as a result of a Change of Control.

      On the Change of Control Payment Date, our company will, to the extent lawful, (1) accept for payment all senior subordinated notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all senior subordinated notes or portions thereof so tendered and (3) deliver or cause to be delivered to the senior subordinated note trustee the senior subordinated notes so accepted together with an Officers' Certificate stating the aggregate principal amount of senior subordinated notes or portions thereof being purchased by our company. The Paying Agent will promptly mail to each holder of senior subordinated notes so tendered the Change of Control Payment for such senior subordinated notes, and the senior subordinated note trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new senior subordinated note equal in principal amount to any unpurchased portion of the senior subordinated notes surrendered, if any; provided that each such new senior subordinated note will be in a principal amount of $1,000 or an integral multiple thereof. The senior subordinated note indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, our company will either repay all outstanding Senior Debt other than the senior notes or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt other than the senior notes to permit the repurchase of senior subordinated notes required by this covenant. With respect to the senior subordinated notes, our company may effect a Change of Control under the terms of the senior subordinated note indenture; provided that our company complies with the provisions of the senior note indenture under the covenant described under "Description of the Senior Notes--Repurchase at the Option of Holders--Change of Control." The company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Change of Control provisions described above will be applicable whether or not any other provisions of the senior subordinated note indenture are applicable. Except as described above with respect to a Change of Control, the senior subordinated note indenture does not contain provisions that permit the holders of the senior subordinated notes to require that our company repurchase or redeem the senior subordinated notes in the event of a takeover, recapitalization or similar transaction.

      Our company's other senior indebtedness contains prohibitions on certain events that would constitute a Change of Control. In addition, the exercise by the holders of senior subordinated notes of their right to require our company to repurchase the senior subordinated notes could cause a default under such other senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on our company. Finally, our company's ability to pay cash to the holders of senior subordinated notes upon a repurchase may be limited by our company's then existing financial resources. See "Risk Factors--Risks Relating to the Notes--Our Ability to Offer to Purchase Your Notes in the Event of a Change of Control may be Limited."

      The Senior Credit Facilities currently prohibit our company from purchasing any senior notes or senior subordinated notes, and also provide that certain change of control events with respect to our company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which our company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when our company is prohibited from purchasing senior subordinated notes, our company could seek the consent of its lenders to the purchase of senior subordinated notes or could attempt to refinance the borrowings that contain such prohibition. If our company does not obtain such a consent or repay such borrowings, our company will remain prohibited from purchasing senior subordinated notes. In such case, our company's failure to purchase tendered senior subordinated notes would constitute an Event of Default under the senior subordinated note indenture which would, in turn, constitute a default under the Senior Credit Facilities. In such circumstances, the subordination provisions in the senior subordinated note indenture would likely restrict payments to the holders of senior subordinated notes. See "--Subordination."

      Our company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements contained in the senior subordinated note indenture applicable to a Change of Control Offer made by our company and purchases all senior subordinated notes validly tendered and not withdrawn under such Change of Control Offer or if our company exercises its option to purchase the senior subordinated notes.

      "Change of Control" means the occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of our company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (2) the adoption of a plan relating to the liquidation or dissolution of our company, (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such


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

person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of our company (measured by voting power rather than number of shares) or (4) the first day on which a majority of the members of the Board of Directors of our company are not Continuing Directors.

      The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of our company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior subordinated notes to require our company to repurchase such senior subordinated notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of our company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of our company who (1) was a member of such Board of Directors on the date of the closing of the Acquisition or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Principals" means Lehman Brothers Merchant Banking Partners II L.P., any of its respective Affiliates and executive officers of our company as of the date of the closing of the Acquisition.

      "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

      Asset Sales

      The senior subordinated note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (1) our company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by our company (evidenced by a resolution of the Board of Directors described in an Officers' Certificate delivered to the senior subordinated note trustee with respect to any Asset Sale determined to have a value greater that $25.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (2) at least 75% of the consideration therefor received by our company or such Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities; provided that the following amounts shall be deemed to be cash: (w) any liabilities (as shown on our company's or such Restricted Subsidiary's most recent balance sheet) of our company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the senior subordinated notes or any guarantee thereof) that are assumed by the transferee of any such assets under a customary novation agreement that releases our company or such Restricted Subsidiary from further liability, (x) any securities, notes or other obligations received by our company or any such Restricted Subsidiary from such transferee that are converted by our company or such Restricted Subsidiary into cash within 180 days following the closing of such Asset Sale (to the extent of the cash received), (y) any Designated Noncash Consideration received by our company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause
(y) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) Additional Assets received in an exchange of assets transaction.

      Within 360 days after the receipt of any cash Net Proceeds from an Asset Sale, our company or such Restricted Subsidiary, at its option, may apply such cash Net Proceeds, at its option, (a) to repay Senior Debt of our company or any Restricted Subsidiary including, without limitation, Indebtedness under a Credit Facility and the senior notes, (b) to the Acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the Acquisition of other assets or Investments that are used or useful in a Permitted Business or (c) to apply the cash Net Proceeds from such Asset Sale to an Investment in Additional Assets. Any cash Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, our company will be required to make an offer to all holders of senior subordinated notes and all holders of other Indebtedness that is not Senior Debt containing provisions similar to those contained in the senior subordinated note indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of senior subordinated notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures contained in the senior subordinated note indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, our company may use such Excess Proceeds for any purpose not otherwise prohibited by the senior subordinated note indenture. If the aggregate principal amount of senior subordinated notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the senior subordinated note trustee shall select the senior subordinated notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Covenants

      Restricted Payments

      The senior subordinated note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of our company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving our company or any of its Restricted Subsidiaries) or to the direct or indirect holders of our company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of our company); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving our company) any Equity Interests of our company or any direct or indirect parent of our company; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the senior subordinated notes or any senior subordinated guarantee, except a payment of interest or principal at Stated Maturity or Indebtedness permitted under clause (8) of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;" or (4) make any Restricted Investment (all such payments and other actions contained in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (b) our company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by our company and its Subsidiaries after the date of the closing of the Acquisition (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), and (9) of the next succeeding paragraph), is less than the sum, without duplication, of (1) 50% of the Consolidated Net Income of our company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the closing of the Acquisition to the end of our company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds or the fair market value of property other than cash received by our company since the date of the closing of the Acquisition as a contribution to its common equity capital or from the issue or sale of Equity Interests of our company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of our company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of our company), plus (3) to the extent that either any Existing Citizens Power Investment or any Restricted Investment that reduced the amount available for Restricted Payments under this clause (c) is sold for cash or otherwise liquidated or repaid for cash or any dividend or payment is received by our company or a Restricted Subsidiary after the date of the closing of the Acquisition in respect of such Investment, 100% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith, up to the amount of the Existing Citizens Power Investment on the date of the closing of the Acquisition or the Restricted Investment that reduced this clause (c), as the case may be, and thereafter 50% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith (except that the amount of dividends or payments received in respect of payments of Obligations in respect of such Investments, such as taxes, shall not increase the amounts under this clause (c)), plus (4) to the extent that any Unrestricted Subsidiary of our company is redesignated as a Restricted Subsidiary after the date of the closing of the Acquisition, 100% of the fair market value of our company's Investment in such Subsidiary as of the date of such redesignation up to the amount of the Restricted Investments made in such Subsidiary that reduced this clause (c) and 50% of the excess of the fair market value of our company's Investment in such Subsidiary as of the date of such redesignation over (i) the amount of the Restricted Investment that reduced this clause (c) and (ii) any amounts that increased the amount available as a Permitted Investment; provided, further, that if Citizens Power or any of its Subsidiaries is designated as a Restricted Subsidiary, the amount of the fair market value of the Investment therein on the date of the senior subordinated note indenture shall also be credited to this clause (c); provided, further, that any amounts that increase this clause (c) shall not duplicatively increase amounts available as Permitted Investments.

      The foregoing provisions will not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the senior subordinated note indenture;

            (2) the redemption, repurchase, retirement, defeasance or other Acquisition of any subordinated Indebtedness or Equity Interests of our company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of our company) of, other Equity Interests of our company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other Acquisition shall be excluded from clause
      (c)(2) of the preceding paragraph;

            (3) the defeasance, redemption, repurchase or other Acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (4) dividends or distributions by a Restricted Subsidiary of our company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, our company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

            (5) Investments in Unrestricted Subsidiaries having an aggregate fair market value not to exceed the amount, at the time of such Investment, substantially concurrently contributed in cash or Cash Equivalents to the common equity capital of our company after the date of the closing of the acquisition; provided that any such amount contributed shall be excluded from the calculation made pursuant to clause (c) above;

            (6) the payment of dividends on our company's common stock, following the first public offering of our company's common stock after the date of the closing of the acquisition, of up to 6% per annum of the net proceeds received by our company in such public offering, other than public offerings with respect to our company's common stock registered on Form S-8;

            (7) the repurchase, redemption or other Acquisition or retirement for value of any Equity Interests of our company or any Restricted Subsidiary of our company held by any present or former employee or director of our company (or any of its Restricted Subsidiaries) under any management equity subscription agreement or stock option agreement or any other management or employee benefit plan in effect as of the date of the closing of the Acquisition; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds from the sale of Equity Interests of our company or a Restricted Subsidiary to members of management and directors of our company and its Subsidiaries that occurs after the date of the closing of the Acquisition, plus (y) the cash proceeds of key-man life insurance policies received by our company and its Restricted Subsidiaries after the date of the closing of the Acquisition, less (z) the amount of any Restricted Payments previously made pursuant to clauses (x) and (y) of this subparagraph (7); and, provided further, that cancellation of Indebtedness owing to our company from members of management of our company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of our company or a Restricted Subsidiary will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other


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

      provision of the senior subordinated note indenture and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

            (8) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

            (9) other Restricted Payments not otherwise prohibited by this covenant in an aggregate amount not to exceed $25.0 million under this clause (9).

      All of our company's Subsidiaries other than Citizens Power and its Subsidiaries are Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by our company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of "Unrestricted Subsidiary" as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the senior subordinated note indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of our company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," our company shall be in default of such covenant). The Board of Directors of our company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of our company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by our company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any noncash Restricted Payment or any adjustment made pursuant to paragraph (c) of this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the senior subordinated note trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, our company shall deliver to the senior subordinated note trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

      If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by our company or a Restricted Subsidiary and such amounts may be credited to clause (c) above, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

      Incurrence of Indebtedness and Issuance of Preferred Stock

      The senior subordinated note indenture provides that our company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that our company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that our company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and our company's Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for our company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma


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

application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the incurrence by our company of term Indebtedness under Credit Facilities (and the guarantee thereof by the senior subordinated note guarantors); provided that the aggregate principal amount of all term Indebtedness outstanding under this clause (1) after giving effect to such incurrence does not exceed an amount equal to $920.0 million;

            (2) the incurrence by our company of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of our company and its Restricted Subsidiaries thereunder) under Credit Facilities (and the guarantee thereof by the senior subordinated note guarantors); provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under this clause (2) after giving effect to such incurrence does not exceed an amount equal to $480.0 million;

            (3) the incurrence by our company and its Restricted Subsidiaries of the Existing Indebtedness;

            (4) the incurrence by our company, the senior subordinated note guarantors and the senior note guarantors of Indebtedness represented by the senior notes, the senior subordinated notes, the senior subordinated note guarantees and the senior subordinated note guarantees limited in aggregate principal amount, without duplication, to amounts outstanding under the senior note indenture and the senior subordinated note indenture as of their respective dates;

            (5) (A) the guarantee by our company or any of the senior subordinated note guarantors of Indebtedness of our company or a Restricted Subsidiary of our company or (B) the incurrence of Indebtedness of a Restricted Subsidiary to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

            (6) the incurrence by our company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the Acquisition (including by direct purchase, by lease or indirectly by the Acquisition of the capital stock of a Person that becomes a Restricted Subsidiary as a result of such Acquisition) or improvement of property (real or personal) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (6) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6), does not exceed an amount equal to 5% of Total Assets at the time of such incurrence;

            (7) the incurrence by our company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the senior subordinated note indenture to be incurred under the first paragraph hereof or clauses (3), (4) or (7) of this paragraph;

            (8) the incurrence by our company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among our company and any of its Restricted Subsidiaries; provided, however, that (1) if our company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the senior subordinated notes and (2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than our company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either our company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by our company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

            (9) the incurrence by our company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

            (10) the incurrence by our company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of our company that was not permitted by this clause (10), and the issuance of preferred stock by Unrestricted Subsidiaries;

            (11) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance guarantees (including, without limitation, performance guarantees under coal supply agreements or equipment leases), to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

            (12) the incurrence of Indebtedness arising from agreements of our company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however that (1) such Indebtedness is not reflected on the balance sheet of our company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause
      (1)) and (2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by our company and its Restricted Subsidiaries in connection with such disposition;

            (13) the guarantee by our company or any of the senior subordinated note guarantors of additional Indebtedness relating to Black Beauty Coal Company not to exceed $50.0 million in aggregate principal amount outstanding at any one time under this clause (13);

            (14) the incurrence of Indebtedness relating to the Bengalla Joint Venture or the Warkworth Associates Joint Venture in an aggregate amount not to exceed $100.0 million in aggregate principal amount outstanding at any one time under this clause (14); and

            (15) the incurrence by our company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $250.0 million.

            (16) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, our company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of our company as accrued.

      Liens

      The senior subordinated note indenture provides that our company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the senior subordinated note indenture and the senior subordinated notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

      Dividend and Other Payment Restrictions Affecting Subsidiaries

      The senior subordinated note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a senior subordinated note guarantor to (1)(a) pay dividends or make any other distributions to our company or any of its Restricted Subsidiaries (i) on its capital stock or (ii) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to our company or any of its Restricted Subsidiaries, (2) make loans or advances to our company or any of its Restricted Subsidiaries or (3) transfer any of its properties or assets to our company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the closing of the Acquisition, (b) the Senior Credit Facilities as in effect as of the date of the closing of the Acquisition, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings


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

thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of the closing of the Acquisition, (c) the senior note indenture, the senior subordinated note indenture, the senior notes and the senior subordinated notes, (d) applicable law or any applicable rule, regulation or order, (e) any instrument governing Indebtedness or capital stock of a Person acquired by our company or any of its Restricted Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the senior subordinated note indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business and (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of our company's Board of Directors, not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

      Merger, Consolidation, or Sale of Assets

      The senior subordinated note indenture provides that our company may not consolidate or merge with or into (whether or not our company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (1) our company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than our company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (2) the entity or Person formed by or surviving any such consolidation or merger (if other than our company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of our company under the Senior Subordinated Registration Rights Agreement, the senior subordinated notes and the senior subordinated note indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior subordinated note trustee; (3) immediately after such transaction no Default or Event of Default exists; and (4) except in the case of a merger of our company with or into a Wholly Owned Restricted Subsidiary of our company, immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test contained in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (B) the Fixed Charge Coverage Ratio for our company or the entity or Person formed by or surviving any such consolidation or merger (if other than our company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for our company and its Restricted Subsidiaries immediately prior to such transaction. The senior subordinated note indenture also provides that our company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among our company and its Restricted Subsidiaries.

      Notwithstanding the foregoing clause (4), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to our company and (2) our company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of our company in


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

another State of the United States or the form of organization of our company so long as the amount of Indebtedness of our company and its Restricted Subsidiaries is not increased thereby and provided that the successor assumes all the obligations of our company under the Senior Subordinated Registration Rights Agreement, the senior subordinated notes and the senior subordinated note indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior subordinated note trustee.

      Transactions with Affiliates

      The senior subordinated note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless (1) such Affiliate Transaction is on terms that are materially no less favorable to our company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by our company or such Restricted Subsidiary with an unrelated Person and (2) our company delivers to the senior subordinated note trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors contained in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (1) any employment agreement or other compensation plan or arrangement for employees entered into by our company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of our company or such Restricted Subsidiary; (2) transactions between or among our company and/or its Restricted Subsidiaries; (3) payment of reasonable fees to officers, directors, employees or consultants of our company;
(4) Restricted Payments that are permitted by, and Investments that are not prohibited by, the provisions of the senior subordinated note indenture described above under the caption "--Restricted Payments;" (5) indemnification payments made to officers, directors and employees of our company or any Restricted Subsidiary under charter, bylaw, statutory or contractual provisions;
(6) the payment of customary annual management, consulting and advisory fees and related expenses to Lehman Merchant Bank and its Affiliates; (7) payments by our company or any of its Restricted Subsidiaries to Lehman Merchant Bank and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with Acquisitions or divestitures which payments are approved by a majority of the Board of Directors of our company in good faith; (8) the existence of, or the performance by our company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the closing of the Acquisition and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by our company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of the closing of the Acquisition shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders in any material respect; (9) transactions under the terms of the Transaction Documents in effect on the date of the closing of the Acquisition; (10) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, under joint venture agreements) and otherwise in compliance with the terms of the senior subordinated note indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to our company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by our company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of our company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (11) guarantees of performance by our company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Obligations in respect of borrowed money; and (12) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries.

      Additional Subordinated Subsidiary Guarantees

      The senior subordinated note indenture provides that if our company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the senior subordinated note indenture and such Domestic Subsidiary


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

provides a guarantee of the Senior Credit Facilities, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture in form and substance satisfactory to the senior subordinated note trustee providing that such Domestic Subsidiary shall become a senior subordinated note guarantor under the senior subordinated note indenture, provided, however, that this covenant shall not apply to any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the senior subordinated note indenture for so long as it continues to constitute an Unrestricted Subsidiary.

      No Senior Subordinated Debt

      The senior subordinated note indenture provides that (1) our company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the senior subordinated notes, and (2) no senior subordinated note guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the senior note guarantees and senior in any respect in right of payment to the senior subordinated note guarantees.

      Business Activities

      Our company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to our company and its Restricted Subsidiaries taken as a whole.

      Payments for Consent

      The senior subordinated note indenture provides that neither our company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any senior subordinated notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the senior subordinated note indenture or the senior subordinated notes unless such consideration is offered to be paid or is paid to all holders of the senior subordinated notes that consent, waive or agree to amend in the time frame under the solicitation documents relating to such consent, waiver or agreement.

      Reports

      The senior subordinated note indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any senior subordinated notes are outstanding, our company will furnish to the holders of senior subordinated notes (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if our company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of our company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of our company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of our company) and, with respect to the annual information only, a report thereon by our company's certified independent accountants and (2) all current reports that would be required to be filed with the Commission on Form 8-K if our company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Senior Subordinated Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, our company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, our company and the senior subordinated note guarantors have agreed that, for so long as any senior subordinated notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

      The senior subordinated note indenture provides that each of the following constitutes an Event of Default: (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the senior subordinated notes (whether or not prohibited by the subordination provisions of the senior subordinated note indenture); (2) default in payment when due of the principal of or premium, if any, on the senior subordinated notes (whether or not prohibited by the subordination provisions of the senior subordinated note indenture); (3) failure by our company or any of its Subsidiaries to make the offer required or to purchase any of the senior subordinated notes as required under the provisions described under the captions "--Change of Control," or "--Asset Sales;" (4) failure by our company or any of its Subsidiaries for 30 days after notice to comply with the provisions of the covenants entitled "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock;" or failure by our company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the senior subordinated note indenture or the senior subordinated notes; (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by our company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by our company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the senior subordinated note indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness aggregates $50.0 million or more; (6) failure by our company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (7) except as permitted by the senior subordinated note indenture, any senior subordinated note guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any senior subordinated note guarantor, or any Person acting on behalf of any senior subordinated note guarantor, shall deny or disaffirm its obligations under its senior subordinated note guarantee; (8) certain events of bankruptcy or insolvency with respect to our company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary; and (9) any failure of our company to deposit the required amounts into the Escrow Account under the Escrow Letter or any failure of the proceeds of the Escrow Account to be applied as required under the Escrow Letter.

      If any Event of Default occurs and is continuing, the senior subordinated note trustee or the holders of at least 25% in principal amount of the then outstanding senior subordinated notes may declare all the senior subordinated notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred under the Senior Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of
(1) an acceleration of any such Indebtedness under the Senior Credit Facilities or (2) five business days after receipt by our company of written notice of such acceleration of the senior subordinated notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to our company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding senior subordinated notes will become due and payable without further action or notice. Holders of the senior subordinated notes may not enforce the senior subordinated note indenture or the senior subordinated notes except as provided in the senior subordinated note indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding senior subordinated notes may direct the senior subordinated note trustee in its exercise of any trust or power. The senior subordinated note trustee may withhold from holders of the senior subordinated notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of our company with the intention of avoiding payment of the premium that our company would have had to pay if our company then had elected to redeem the senior subordinated notes under the optional redemption provisions of the senior subordinated note indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the senior subordinated notes. If an Event of Default occurs prior to May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of our company with the intention of avoiding paying the premium upon redemption of the senior subordinated notes prior to May 15, 2003, then the premium specified in the senior subordinated note indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the senior subordinated notes.

      The holders of a majority in aggregate principal amount of the senior subordinated notes then outstanding by notice to the senior subordinated note trustee may on behalf of the holders of all of the senior subordinated notes waive any existing Default or Event of Default and its consequences under the senior subordinated note indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the senior subordinated notes.

      Our company is required to deliver to the senior subordinated note trustee annually a statement regarding compliance with the senior subordinated note indenture, and our company is required upon becoming aware of any Default or Event of Default, to deliver to the senior subordinated note trustee a statement specifying such Default or Event of Default.


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

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of our company or any Person controlling such Person, as such, shall have any liability for any obligations of our company under the senior subordinated notes, the senior subordinated note guarantees, the senior subordinated note indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of senior subordinated notes by accepting a senior subordinated note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior subordinated notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

      Our company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding senior subordinated notes ("Legal Defeasance") except for (1) the rights of holders of outstanding senior subordinated notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such senior subordinated notes when such payments are due from the trust referred to below, (2) our company's obligations with respect to the senior subordinated notes concerning issuing temporary senior subordinated notes, registration of senior subordinated notes, mutilated, destroyed, lost or stolen senior subordinated notes and the maintenance of an office or agency for payment and money for security payments held in trust, (3) the rights, powers, trusts, duties and immunities of the senior subordinated note trustee, and our company's obligations in connection therewith and (4) the Legal Defeasance provisions of the senior subordinated note indenture. In addition, our company may, at its option and at any time, elect to have the obligations of our company released with respect to certain covenants that are described in the senior subordinated note indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior subordinated notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the senior subordinated notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance, (1) our company must irrevocably deposit with the senior subordinated note trustee, in trust, for the benefit of the holders of the senior subordinated notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding senior subordinated notes on the stated maturity or on the applicable redemption date, as the case may be, and our company must specify whether the senior subordinated notes are being defeased to maturity or to a particular redemption date; (2) in the case of Legal Defeasance, our company shall have delivered to the senior subordinated note trustee an opinion of counsel in the United States reasonably acceptable to the senior subordinated note trustee confirming that (A) our company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the senior subordinated note indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding senior subordinated notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of Covenant Defeasance, our company shall have delivered to the senior subordinated note trustee an opinion of counsel in the United States reasonably acceptable to the senior subordinated note trustee confirming that the holders of the outstanding senior subordinated notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the effective date of the defeasance; (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the senior subordinated note indenture) to which our company or any of its Subsidiaries is a party or by which our company or any of its Subsidiaries is bound; (6) our company must have delivered to the senior subordinated note trustee, at or prior to the effective date of such defeasance, an opinion of counsel to the effect that at the effective date of such defeasance, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (7) our company must deliver to the senior subordinated note trustee an Officers' Certificate stating that the deposit was not made by our company with the intent of preferring the holders of senior subordinated notes over the other creditors of our company with the intent of defeating, hindering, delaying or defrauding creditors of our company or others; and (8) our company must deliver to the senior subordinated note trustee an Officers' Certificate and an opinion of counsel, each stating


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

that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

      A holder may transfer or exchange senior subordinated notes in accordance with the senior subordinated note indenture. The Registrar and the senior subordinated note trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and our company may require a holder to pay any taxes and fees required by law or permitted by the senior subordinated note indenture. Our company is not required to transfer or exchange any senior subordinated note selected for redemption. Also, our company is not required to transfer or exchange any senior subordinated note for a period of 15 days before a selection of senior subordinated notes to be redeemed.

      The registered holder of a senior subordinated note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the senior subordinated note indenture or the senior subordinated notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the senior subordinated notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes), and any existing default or compliance with any provision of the senior subordinated note indenture or the senior subordinated notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding senior subordinated notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes).

      Without the consent of each holder affected, an amendment or waiver may not (with respect to any senior subordinated notes held by a non-consenting holder): (1) reduce the principal amount of senior subordinated notes whose holders must consent to an amendment, supplement or waiver, (2) reduce the principal of or change the fixed maturity of any senior subordinated note or alter the provisions with respect to the redemption of the senior subordinated notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (3) reduce the rate of or change the time for payment of interest on any senior subordinated note, (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior subordinated notes (except a rescission of acceleration of the senior subordinated notes by the holders of at least a majority in aggregate principal amount of the senior subordinated notes and a waiver of the payment default that resulted from such acceleration), (5) make any senior subordinated note payable in money other than that stated in the senior subordinated notes, (6) make any change in the provisions of the senior subordinated note indenture relating to waivers of past Defaults or the rights of holders of senior subordinated notes to receive payments of principal of or premium, if any, or interest on the senior subordinated notes, (7) waive a redemption payment with respect to any senior subordinated note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), (8) make any change in the foregoing amendment and waiver provisions or (9) release any senior subordinated note guarantor from any of its obligations under its senior subordinated note guarantee or the senior subordinated note indenture, except in accordance with the terms of the senior subordinated note indenture. In addition, any amendment to the provisions of Article 10 of the senior subordinated note indenture (which relate to subordination) will require the consent of the holders of at least 75% in aggregate principal amount of the senior subordinated notes then outstanding if such amendment would adversely affect the rights of holders of senior subordinated notes.

      Notwithstanding the foregoing, without the consent of any holder of senior subordinated notes, our company and the senior subordinated note trustee may amend or supplement the senior subordinated note indenture or the senior subordinated notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated senior subordinated notes in addition to or in place of certificated senior subordinated notes, to provide for the assumption of our company's obligations to holders of senior subordinated notes in the case of a merger or consolidation or sale of all or substantially all of our company's assets, to make any change that would provide any additional rights or benefits to the holders of senior subordinated notes or that does not adversely affect the legal rights under the senior subordinated note indenture of any such holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the senior subordinated note indenture under the Trust Indenture Act, to provide for the issuance of additional senior subordinated notes in accordance with the limitations contained in this senior subordinated note indenture as of the date hereof or to allow any senior subordinated note guarantor to execute a supplemental senior subordinated note indenture and/or a senior subordinated note guarantee with respect to the senior subordinated notes.


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

Concerning the Senior Subordinated Note Trustee

      The senior subordinated note indenture contains certain limitations on the rights of the senior subordinated note trustee, should it become a creditor of our company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The senior subordinated note trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding senior subordinated notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the senior subordinated note trustee, subject to certain exceptions. The senior subordinated note indenture provides that in case an Event of Default shall occur (which shall not be cured), the senior subordinated note trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the senior subordinated note trustee will be under no obligation to exercise any of its rights or powers under the senior subordinated note indenture at the request of any holder of senior subordinated notes, unless such holder shall have offered to the senior subordinated note trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

      The certificates representing the senior subordinated notes will be issued in fully registered form. Except as described in the next paragraph, the senior subordinated notes initially will be represented by permanent global senior subordinated notes, in definitive, fully registered form without interest coupons and will be deposited with the senior subordinated note trustee as custodian for DTC and registered in the name of a nominee of DTC.

      Except as described below, the global senior subordinated notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global senior subordinated notes may not be exchanged for senior subordinated notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Senior Subordinated Notes for Certificated Senior Subordinated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global senior subordinated notes will not be entitled to receive physical delivery of certificated senior subordinated notes (as defined below).

      The senior subordinated note trustee will act as Paying Agent and Registrar. The senior subordinated notes may be presented for registration of transfer and exchange at the offices of the Registrar.

      Depository Procedures

      The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Our company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised our company that DTC is a limited-purpose trust company created to hold securities for the Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised our company that, pursuant to procedures established by it, (i) upon deposit of the global senior subordinated notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the global senior subordinated notes and (ii) ownership of such interests in the global senior subordinated notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global senior subordinated notes).

      Investors in the global senior subordinated notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a global


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senior subordinated note may be subject to the procedures and requirements of
DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global senior subordinated note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global senior subordinated note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interests in the global senior subordinated note will not have senior subordinated notes registered in their names, will not receive physical delivery of senior subordinated notes in certificated form and will not be considered the registered owners or "holders" thereof under the senior subordinated note indenture for any purpose.

      Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a global senior subordinated note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the senior subordinated note indenture. Under the terms of the senior subordinated note indenture, our company and the senior subordinated note trustee will treat the persons in whose names the senior subordinated notes, including the global senior subordinated notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither our company, the senior subordinated note trustee nor any agent of our company or the senior subordinated note trustee has or will have any responsibility or liability for
(1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global senior subordinated notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global senior subordinated notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised our company that its current practice, upon receipt of any payment in respect of securities such as the senior subordinated notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of senior subordinated notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the senior subordinated note trustee or our company. Neither our company nor the senior subordinated note trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the senior subordinated notes, and our company and the senior subordinated note trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Interests in the global senior subordinated notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

      DTC has advised our company that it will take any action permitted to be taken by a holder of senior subordinated notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global senior subordinated notes and only in respect of such portion of the aggregate principal amount of the senior subordinated notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the senior subordinated notes, DTC reserves the right to exchange the global senior subordinated notes for legended senior subordinated notes in certificated form, and to distribute such senior subordinated notes to its Participants.

      Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global senior subordinated notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither our company nor the senior subordinated note trustee nor any of their respective agents will have any responsibility for the performance by DTC, or its participants or indirect participants of its obligations under the rules and procedures governing its operations.


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

      Exchange of Book-Entry Senior Subordinated Notes for Certificated Senior Subordinated Notes

      A global senior subordinated note is exchangeable for definitive senior subordinated notes in registered certificated form ("certificated senior subordinated notes") if (1) DTC (x) notifies our company that it is unwilling or unable to continue as depositary for the global senior subordinated notes and our company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (2) our company, at its option, notifies the senior subordinated note trustee in writing that it elects to cause the issuance of the certificated senior subordinated notes or
(3) there shall have occurred and be continuing a Default or Event of Default with respect to the senior subordinated notes. In addition, beneficial interests in a global senior subordinated note may be exchanged for certificated senior subordinated notes upon request but only upon prior written notice given to the senior subordinated note trustee by or on behalf of DTC in accordance with the senior subordinated note indenture. In all cases, certificated senior subordinated notes delivered in exchange for any global senior subordinated note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless our company determines otherwise in compliance with applicable law.

      Exchange of Certificated Senior Subordinated Notes for Book-Entry Senior Subordinated Notes

      Senior subordinated notes issued in certificated form may be exchanged for beneficial interests in any global senior subordinated note upon request.

      Same Day Settlement and Payment

      The senior subordinated note indenture requires that payments in respect of the senior subordinated notes represented by the global senior subordinated notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the global senior subordinated note holder. With respect to senior subordinated notes in certificated form, our company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The senior subordinated notes represented by the global senior subordinated notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such senior subordinated notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated senior subordinated notes will also be settled in immediately available funds.

Definitions

      The following are defined terms used in the senior subordinated note indenture. Reference is made to the senior subordinated note indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Acquisition" means the Acquisition by our company of: (1) all of the common stock of Peabody Holding Company, (2) all of the common stock of Gold Fields Mining Corp., (3) all of the membership interests of Citizens Power, (4) the 1% interests in CL Hartford, L.L.C., a Delaware limited liability company, and Citizens Power Sales, a Delaware general partnership.

      "Additional Assets" means (1) any property or assets (other than capital stock, Indebtedness or rights to receive payments over a period greater than 180 days, other than with respect to coal supply contract restructurings) that is usable by our company or a Restricted Subsidiary in a Permitted Business or (2) the capital stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the Acquisition of such capital stock by our company or another Restricted Subsidiary.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any

Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

      "Asset Sale" means (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of our company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the senior subordinated note indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (2) the issue or sale by our company or any of its Restricted Subsidiaries of Equity Interests of any of our company's Restricted Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for Net Proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (1) a transfer of assets by our company to a Restricted Subsidiary or by a Restricted Subsidiary to our company or to another Restricted Subsidiary, (2) an issuance of Equity Interests by a Restricted Subsidiary to our company or to another Restricted Subsidiary, (3) a Restricted Payment that is permitted by, or an Investment that is not prohibited by, the covenant described above under the caption "--Restricted Payments," (4) a disposition of Cash Equivalents or obsolete equipment, (5) foreclosures on assets, (6) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and (7) the factoring of accounts receivable arising in the ordinary course of business under arrangements customary in the industry.

      "Bengalla Joint Venture" means Bengalla Mining Co. Pty Limited, Bengalla Agricultural Co. Pty Limited and Bengalla Coal Sales Co. Pty Ltd. which are the joint venture companies related to the Bengalla mine in New South Wales, Australia.

      "Black Beauty Coal Company" means the Indiana general partnership among Thoroughbred, L.L.C., Black Beauty Resources, Inc. and Pittsburg and Midway Coal Mining Co., and any Person collectively owned by those three partners including, but not limited to, Eagle Coal Company and Falcon Coal Company.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

       "Cash Equivalents" means (a) securities with maturities of one year or less from the date of Acquisition issued or fully guaranteed or insured by the U.S. Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of Acquisition and overnight bank deposits of any lender under the Senior Credit Facilities or of any commercial bank having capital and surplus in excess of $500.0 million, (c) repurchase obligations of any lender under the Senior Credit Facilities or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of Acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of Acquisition backed by standby letters of credit issued by any lender under the Senior Credit Facilities or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

      "Citizens Power" means Citizens Power LLC, a Delaware limited liability company and its direct and indirect Subsidiaries.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, deferred financing fees and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges


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

incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) under Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (3) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (4) depreciation, depletion, amortization (including amortization of goodwill and other intangibles) and other noncash expenses (including, without limitation, writedowns and impairment of property, plant and equipment and intangibles and other long-lived assets) (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, minus (5) noncash items increasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), plus (6) without duplication for amounts otherwise included in Consolidated Cash Flow, the amount of our company's and its Restricted Subsidiaries' proportionate share of the Consolidated Cash Flow of Black Beauty Coal Company and its Subsidiaries for such period (calculated in proportion to our company's and its Restricted Subsidiaries' common equity ownership), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other noncash expenses of, a Restricted Subsidiary that is not a senior subordinated note guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to our company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (2) the Net Income of any Restricted Subsidiary that is not a senior subordinated note guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such Acquisition shall be excluded, (4) the cumulative effect of a change in accounting principles shall be excluded, and (5) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to our company or one of its Restricted Subsidiaries.

      "Credit Facilities" means, with respect to our company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which senior subordinated notes are first issued and authenticated under the senior subordinated note indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Indebtedness.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Designated Noncash Consideration" means the fair market value of noncash consideration received by our company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of our company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

      "Disqualified Stock" means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the senior subordinated notes mature; provided, however, that any capital stock that would constitute Disqualified Stock solely because the holders thereof have the


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

right to require our company to repurchase such capital stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such capital stock provide that our company may not repurchase or redeem any such capital stock under such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

      "Domestic Subsidiary" means a Subsidiary that is (1) formed under the laws of the United States of America or a state or territory thereof or (2) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

      "Equity Interests" means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

      "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of our company, other than any private sales to an Affiliate of our company.

      "Escrow Account" means the escrow account maintained under the Escrow Letter.

      "Escrow Letter" means that certain escrow letter dated March 2, 1998, by and among Lazard Brothers & Co., Limited, The Energy Group PLC, Peabody Investments Inc. and Peabody Energy Corporation.

      "Existing Citizens Power Investment" means the Investments in Citizens Power by our company and its Restricted Subsidiaries as of the date of the closing of the Acquisition.

      "Existing Indebtedness" means up to $292.5 million in aggregate principal amount of Indebtedness of our company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities, the senior notes, the senior subordinated notes and related guarantees) in existence on the date of the closing of the Acquisition, until such amounts are repaid.

       "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) under Hedging Obligations, but excluding amortization of debt issuance costs) and (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (3) any interest expense on the portion of Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of our company (other than Disqualified Stock) or to our company or a Restricted Subsidiary of our company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period, expressed as a decimal, in each case, for our company and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referrent Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (1) Acquisitions that have been made by our company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and including pro forma cost savings permitted by Article 11 of Regulation S-X, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso contained in the definition of Consolidated Net Income, and (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of


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prior to the Calculation Date, shall be excluded, and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

      "Foreign Subsidiaries" means Subsidiaries of our company that are not Domestic Subsidiaries.

      "GAAP" means generally accepted accounting principles described in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the senior subordinated note indenture.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case for the purpose of risk management and not for speculation.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes (1) an accrued expense, (2) trade payables and (3) Obligations in respect of reclamation, workers' compensation, including black lung, pensions and retiree health care, in each case to the extent not overdue for more than 90 days. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees, other than performance guarantees provided for the benefit of Citizens Power of any portion of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other Acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If our company or any Restricted Subsidiary of our company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of our company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of our company, our company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (1) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (2) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by our company and any Restricted Subsidiary over
(B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

      "Net Income" means, with respect to any Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain or loss, together


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with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

      "Net Proceeds" means the aggregate proceeds (cash or property) received by our company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) or the sale or disposition of any Investment, net of the direct costs relating to such Asset Sale, sale or disposition, (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Guarantor Subsidiaries" means (1) Citizens Power and its direct and indirect Subsidiaries, (2) our company's future Unrestricted Subsidiaries and
(3) our company's current and future Foreign Subsidiaries.

      "Non-Recourse Debt" means Indebtedness (1) as to which neither our company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the senior subordinated notes being offered hereby) of our company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

      "Obligations" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.

      "Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructurings, risk management products associated with energy, fuel/power integration and other energy related businesses, ash disposal, environmental remediation, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of our company and its Subsidiaries as of the date of the closing of the Acquisition and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

      "Permitted Investments" means (a) any Investment in our company or in a Restricted Subsidiary of our company; (b) any Investment in Cash Equivalents;
(c) any Investment by our company or any Restricted Subsidiary of our company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of our company or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, our company or a Restricted Subsidiary of our company; (d) any Acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of our company; (e) any Investment existing on the date of the closing of the Acquisition (an "Existing Investment") and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded; (f) advances to employees not in excess of $10.0 million outstanding at any one time; (g) Hedging Obligations permitted under clause (9) of the "--Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; (h) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (i) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (i), does not exceed in aggregate amount the sum of (1) 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (2) 100% of the Net Proceeds from the sale or disposition of any Investment previously made pursuant to this clause (i) or 100% of the amount of any dividend, distribution or payment from any such Investment, net of income taxes paid or payable in respect thereof, in each case up to the amount of the Investment that was made pursuant to this clause (i) and 50% of the amount of such Net Proceeds or 50% of such dividends, distributions


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or payments, in each case received in excess of the amount of the Investments made pursuant to this clause (i); (j) guarantees of Indebtedness permitted under the covenant "--Incurrence of Indebtedness and Issuance of Preferred Stock;" (k) any Investment acquired by our company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by our company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by our company or any of its Restricted Subsidiaries with respect to such secured Investment; (l) any Investment in Black Beauty Coal Company having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l), that are at the time outstanding not to exceed $50.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding); (m) Investments in Citizens Power having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m), that are at that time outstanding not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (n) any Investment in the Bengalla Joint Venture and the Warkworth Associates Joint Venture having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n), that are at the time outstanding, not to exceed $25.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding); (o) that portion of any Investment by our company or a Restricted Subsidiary in a Permitted Business to the extent that our company or such Restricted Subsidiary will receive in a substantially concurrent transaction an amount in cash equal to the amount of such Investment (or the fair market value of such Investment), net of any obligation to pay taxes or other amounts in respect of the receipt of such cash; provided that the receipt of such cash does not carry any obligation by our company or such Restricted Subsidiary to repay or return such cash; and (p) the forgiveness or cancellation of any payable due from Citizens Power and its direct and indirect Subsidiaries outstanding on the date of the closing of the Acquisition; provided, however, that with respect to any Investment, our company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment would be a Permitted Investment.

      "Permitted Liens" means (1) Liens securing Indebtedness under Credit Facilities that were permitted by the terms of the senior subordinated note indenture to be incurred; (2) Liens in favor of our company; (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with our company or any Restricted Subsidiary of our company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with our company; (4) Liens on property existing at the time of Acquisition thereof by our company or any Restricted Subsidiary of our company, provided that such Liens were in existence prior to the contemplation of such Acquisition; (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (6) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security; (7) Liens existing on the date of the closing of the Acquisition; (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (9) Liens on assets of senior subordinated note guarantors to secure Senior Debt of such senior subordinated note guarantors that was permitted by the senior subordinated note indenture to be incurred; (10) Liens incurred in the ordinary course of business of our company or any Restricted Subsidiary of our company with respect to obligations that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by our company or such Restricted Subsidiary; (11) Liens on assets of Foreign Subsidiaries to secure Indebtedness that was permitted by the senior subordinated note indenture to be incurred; (12) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired; (14) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by our company or its Subsidiaries) or interfere with the ordinary conduct of the business of our company or such Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (15) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause
(6) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" and other purchase money Liens to finance property or assets of our company or any Restricted Subsidiary acquired in the ordinary course of business; provided that such Liens are only secured by such property or assets so acquired or improved (including, in the case of the Acquisition of


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capital stock of a Person who becomes a Restricted Subsidiary, Liens on the assets of the Person whose capital stock was so acquired); (16) Liens securing Indebtedness under Hedging Obligations; provided that such Liens are only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation; (17) Liens to secure Indebtedness permitted by clause (15) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" and (18) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the senior subordinated notes indenture.

      "Permitted Refinancing Indebtedness" means any Indebtedness of our company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of our company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the senior subordinated notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the senior subordinated notes on terms at least as favorable to the holders of senior subordinated notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by our company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

       "Senior Credit Facilities" means those certain Senior Credit Facilities, dated as of May 18, 1998, by and among our company, the senior note guarantors, Lehman Commercial Paper Inc., as Arranger, Syndication Agent and the Administrative Agent and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as such Regulation is in effect on the date hereof.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or senior subordinated note trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Total Assets" means the total assets of our company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of our company and its Restricted Subsidiaries.

      "Transaction Documents" means the documents related to (1) the Acquisition (including, without limitation, the purchase agreement, the participation agreement and the escrow agreement), (2) the Senior Credit Facilities and (3) the original offering of the notes.


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

      "Treasury Rate" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for redemption (or if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to May 15, 2003; provided, however, that if the average life of such senior subordinated note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such senior subordinated note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Unrestricted Subsidiary" means (1) Citizens Power, any direct or indirect Subsidiary of Citizens Power on the date of the senior subordinated note indenture and (2) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Person: (a) has no Indebtedness other than Non-Recourse Debt;
(b) is not party to any agreement, contract, arrangement or understanding with our company or any Restricted Subsidiary of our company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to our company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of our company; (c) is a Person with respect to which neither our company nor any of its Restricted Subsidiaries has any obligation (x) to subscribe for additional Equity Interests in Unrestricted Subsidiaries (except with respect to Permitted Investments) or (y) to maintain or preserve such Person's net worth; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of our company or any of its Restricted Subsidiaries; provided, however, that our company and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money. Any such designation by the Board of Directors shall be evidenced to the senior subordinated note trustee by filing with the senior subordinated note trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments."

      "Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Warkworth Associates Joint Venture" means Warkworth Coal Sales Ltd., Warkworth Pastoral Co. Pty, Limited and Warkworth Mining Limited, which are the joint venture companies related to the Warkworth mine in New South Wales, Australia.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.


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                              PLAN OF DISTRIBUTION

      This prospectus is to be used by Lehman Brothers Inc. in connection with offers and sales of the notes in market-making transactions effected from time to time. Lehman Brothers Inc. may act as a principal or agent in those transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. These sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

      Affiliates of Lehman Brothers Inc. beneficially owned 57% of our capital stock on a pro forma basis, after giving effect to our initial public offering of 15 million shares of our common stock and the exercise by the related underwriters of an over-allotment option to purchase an additional 2,250,000 shares of our common stock. Because Lehman Brothers Inc. may purchase and sell notes, and because this prospectus may be used by Lehman Brothers Inc. in connection with future offers and sales of notes in market-making transactions effected from time to time, no estimate can be given as to the number and percentage of notes that will be held by Lehman Brothers Inc. upon termination of any of those sales. Lehman Brothers Inc. has informed us that it does not intend to confirm sales of the notes to any accounts over which it exercises discretionary authority without the prior specific written approval of those transactions by the customer.

      We have been advised by Lehman Brothers Inc. that, subject to applicable laws and regulations, Lehman Brothers Inc. currently intends to make a market in the notes. However, Lehman Brothers Inc. is not obligated to do so and any market-making may be interrupted or discontinued at any time without notice. In addition, that market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--There Is No Trading Market for the Notes."

      Lehman Brothers Inc. has provided investment banking services to us in the past and has received customary fees for those services, and may provide those services and financial advisory services to us in the future. Lehman Brothers Inc. acted as purchaser in connection with the initial sale of the notes.

      Lehman Brothers Inc. has entered into a registration rights agreement with us with respect to the use by Lehman Brothers Inc. of this prospectus. Under that agreement, we agreed to bear all registration expenses incurred under that agreement, and we agreed to indemnify Lehman Brothers Inc. against specified liabilities, including liabilities under the Securities Act.

      Messrs. Goodspeed, Herlihy, Lentz and Washkowitz, each one of our directors, are also each Managing Directors of Lehman Brothers Inc.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett, New York, New York.

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K/A for the year ended March 31, 2001, as set forth in their report, which is incorporated by reference in the prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing. The estimates of our proven and probable coal reserves referred to in information incorporated by reference, to the extent described in that information, have been prepared by us and reviewed by Marshall Miller & Associates.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file annual, quarterly and current reports and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's Internet site at www.sec.gov. This site contains reports and other information that we file electronically with the SEC. You may also read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room.

      We have filed with the SEC a registration statement under the Securities Act with respect to the notes offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

      Our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2001 (filed with the SEC on July 3, 2001), is incorporated herein by reference.

      All documents and reports we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Statement and on or prior to the termination of the Offer shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request copies of the filings, at no cost, by telephone at (314) 342-3400 or by mail at: Peabody Energy Corporation, 701 Market Street, Suite 700, St. Louis, Missouri 63101, attention: Public Relations.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

      Article Sixth of the registrant's third amended and restated certificate of incorporation and Article IV of the registrant's amended and restated by-laws requires indemnification to the fullest extent permitted by Delaware law. The registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the registrant, in such capacities, may incur. The registrant's third amended and restated certificate of incorporation requires the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Eleven of the registrant's certificate of incorporation includes such a provision.

Item 16. Exhibits and Financial Statement Schedules.

      (a) Exhibits

Exhibit

4.1 Senior Note Indenture dated as of May 18, 1998 between the Registrant and State Street Bank and Trust Company, as Senior Note Trustee (Incorporated by reference to Exhibit 4.1 of the Registrant's Form S-4 Registration Statement No. 333-59073).
4.2 Senior Subordinated Note Indenture dated as of May 18, 1998 between the Registrant and State Street Bank and Trust Company, as Senior Subordinated Note Trustee (Incorporated by reference to Exhibit 4.2 of the Registrant's Form S-4 Registration Statement No. 333-59073).
4.3 First Supplemental Senior Note Indenture dated as of May 19, 1998 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Note Guarantors (as defined in the Senior
          Note Indenture) and State Street Bank and Trust Company, as Senior Note Trustee (Incorporated by reference to Exhibit 4.3 of the Registrant's Form S-4 Registration Statement No. 333-59073).
4.4 First Supplemental Senior Subordinated Note Indenture dated as of May 19, 1998 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture) and State Street Bank and Trust Company, as Senior Subordinated Note Trustee (Incorporated by reference to Exhibit 4.4 of the Registrant's Form S-4 Registration Statement No. 333-59073).
4.5 Notation of Senior Subsidiary Guarantee dated as of May 19, 1998 among the Senior Note Guarantors (as defined in the Senior Note Indenture) (Incorporated by reference to Exhibit 4.5 of the Registrant's Form S-4 Registration Statement No. 333-59073).

4.6 Notation of Subordinated Subsidiary Guarantee dated as of May 19, 1998 among the Senior Note Guarantors (as defined in the Senior Subordinated Note Indenture) (Incorporated by reference to Exhibit 4.6 of the Registrant's Form S-4 Registration Statement No. 333-59073).
4.7 Senior Note Registration Rights Agreement dated as of May 18, 1998 between the Registrant and Lehman Brothers Inc. (Incorporated by reference to Exhibit 4.7 of the Registrant's Form S-4 Registration Statement No. 333-59073).
4.8 Senior Subordinated Note Registration Rights Agreement dated as of May 18, 1998 between the Registrant and Lehman Brothers Inc. (Incorporated by reference to Exhibit 4.8 of the Registrant's Form S-4 Registration Statement No. 333-59073).
4.9 Second Supplemental Senior Note Indenture dated as of December 31, 1998 among the Guaranteeing Subsidiary Second Supplemental Senior Note Indenture dated as of December 31, 1998 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Note Guarantors (as defined in the Senior Note Indenture) and State Street Bank and Trust Company, as Senior Note Trustee (Incorporated by reference to Exhibit 4.9 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).
4.10 Second Supplemental Senior Subordinated Note Indenture dated as of December 31, 1998 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture) and State Street Bank and Trust Company, as Senior Subordinated Note Trustee (Incorporated by reference to Exhibit 4.10 of the Registrant's Form l0-Q for the quarter ended December 31, 1999).
4.11 Third Supplemental Senior Note Indenture dated as of June 30, 1999 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Note Guarantors (as defined in the Senior
          Note Indenture) and State Street Bank and Trust Company, as Senior Note Trustee (Incorporated by reference to Exhibit 4.11 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).
4.12 Third Supplemental Senior Subordinated Note Indenture dated as of June 30, 1999 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture) and State Street Bank and Trust Company, as Senior Subordinated Note Trustee (Incorporated by reference to Exhibit 4.12 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).
4.13 Fourth Supplemental Senior Note Indenture dated as of February 16, 2000 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Note Guarantors (as defined in the Senior
          Note Indenture) and State Street Bank and Trust Company, as Senior Note Trustee.
4.14 Fourth Supplemental Senior Subordinated Note Indenture dated as February 16, 2000 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture) and State Street Bank and Trust Company, as Senior Subordinated Note Trustee.
4.15 Fifth Supplemental Senior Note Indenture dated as of March 27, 2000 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Note Guarantors (as defined in the Senior
          Note Indenture) and State Street Bank and Trust Company, as Senior Note Trustee.
4.16 Fifth Supplemental Senior Subordinated Note Indenture dated as of March 27, 2000 among the Guaranteeing Subsidiary (as defined therein), the Registrant, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture) and State Street Bank and Trust Company, as Senior Subordinated Note Trustee.
5.1       Opinion of Simpson Thacher & Bartlett.
12        Statement re: computation of ratios.
23.1      Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).
23.2      Consent of Ernst & Young LLP, Independent Auditors.
23.3      Consent of Marshall Miller & Associates.
24        Powers of Attorney.

Item 17.  Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Issuer's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  PEABODY ENERGY CORPORATION

                                                  By:           *
                                                      --------------------------
                                                           Irl F. Engelhardt
                                                        Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                       Signature                                                     Title
                       ---------                                                     -----


                           *                                    Chairman, Chief Executive Officer and Director
        ---------------------------------------                           (Principal Executive Officer)
                  Irl F. Engelhardt

                           *                                     President, Chief Operating Officer and Director
        ---------------------------------------
                  Richard M. Whiting

                          *                                   Executive Vice President and Chief Financial Officer
        ---------------------------------------                   (Principal Financial and Accounting Officer)
                  Richard A. Navarre

                          *                                      Vice President, Assistant Secretary and Director
        ---------------------------------------
                    Henry E. Lentz

                          *                                                         Director
        ---------------------------------------
                  Roger H. Goodspeed

                          *                                                         Director
        ---------------------------------------
                  Alan H. Washkowitz

                          *                                                         Director
        ---------------------------------------
               Bernard J. Duroc-Danner

                          *                                                         Director
        ---------------------------------------
                   William E. James

                          *                                                         Director
        ---------------------------------------
                  Charles W. Mueller

                          *                                                         Director
        ---------------------------------------
                    Felix Herlihy

             *By: /s/ JEFFERY L. KLINGER
        ---------------------------------------
                   Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  AFFINITY MINING COMPANY

                                                  By:            *
                                                      --------------------------
                                                             Jiri Nemec
                                                             President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                     Signature                                                      Title
                     ---------                                                      -----


                          *                                                 President & Director
      ---------------------------------------
                    Jiri Nemec

                         *                                             Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel

                         *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:          /s/ JEFFERY L. KLINGER
     ----------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  ARID OPERATIONS, INC.

                                                  By:          *
                                                    --------------------------
                                                        Roger B.Walcott, Jr.
                                                        President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                      Signature                                                      Title
                      ---------                                                      -----


                          *                                                 President and Director
      ---------------------------------------
                Roger B.Walcott, Jr.

                          *                                              Vice President and Treasurer
      ---------------------------------------
                  Steven F. Schaab

                          *                                                        Director
      ---------------------------------------
                 Richard A. Navarre


 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------

                  Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  BIG SKY COAL COMPANY

                                                  By:          *
                                                    ----------------------------
                                                         Terry G. Traylor
                                                         Vice President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                     Signature                                                      Title
                     ---------                                                      -----
                          *                                                    Vice President
      ---------------------------------------
                 Terry G. Traylor

                          *                                           Treasurer and Assistant Secretary
      ---------------------------------------
                   T. L. Bethel

                         *                                                       Director
      ---------------------------------------
 -                 Ian S. Craig

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER

                 Attorney-In-Fact



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  BLUEGRASS COAL COMPANY

                                                  By:          *
                                                     -------------------------
                                                          John C. Hill
                                                          President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                   Signature                                                      Title
                   ---------                                                      -----
                          *                                                President and Director
      ---------------------------------------
                   John C. Hill

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
     ----------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  CABALLO COAL COMPANY

                                                  By:          *
                                                     --------------------------
                                                          Ian S. Craig
                                                          President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                   Ian S. Craig

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
     ----------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  CHARLES COAL COMPANY

                                                  By:          *
                                                      --------------------------
                                                           Jiri Nemec
                                                           President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                                             Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
     ----------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  CLEATON COAL COMPANY

                                                  By:         *
                                                     --------------------------
                                                          Steven F. Schaab
                                                          Vice President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                    Signature                                                      Title
                    ---------                                                      -----
                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  COAL PROPERTIES CORP.

                                                  By:         *
                                                     --------------------------
                                                          Jiri Nemec
                                                          President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                    Jiri Nemec


                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre


 *By:           /s/  JEFFERY L. KLINGER
     ----------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                            COLONY BAY COAL COMPANY

                                            By Eastern Associated Coal Corp.,
                                            its General Partner

                                              By:          *
                                                --------------------------------
                                                Jiri Nemec
                                                President
                                                of Eastern Associated Coal Corp.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

 EASTERN ASSOCIATED COAL CORP.
 A General Partner

 By:                      *                                  President and Director of Eastern Associated Coal
      ---------------------------------------                                      Corp.
                    Jiri Nemec

                          *                                   Vice President and Treasurer of Eastern
      ---------------------------------------                       Associated Coal Corp.
                   T. L. Bethel

                          *                                      Director of Eastern Associated Coal Corp.
      ---------------------------------------
                Richard M. Whiting

 CHARLES COAL COMPANY
 A General Partner


 By:                      *                                    President and Director of Charles Coal Company
      ---------------------------------------
                    Jiri Nemec


                          *                                     Vice President and Treasurer of Charles Coal
      ---------------------------------------
                   T. L. Bethel                                                   Company

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting


 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  COOK MOUNTAIN COAL COMPANY

                                                  By:          *
                                                     --------------------------
                                                     Jiri Nemec
                                                     President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                    Jiri Nemec


                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  COTTONWOOD LAND COMPANY

                                                  By:          *
                                                     --------------------------
                                                        Roger B.Walcott, Jr.
                                                        President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----
                          *                                                President and Director
      ---------------------------------------
               Roger B.Walcott, Jr.

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  EACC CAMPS, INC.

                                                  By:           *
                                                     --------------------------
                                                           Jiri Nemec
                                                           President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                     Signature                                                      Title
                     ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                                             Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  EASTERN ASSOCIATED COAL CORP.

                                                  By:            *
                                                      --------------------------
                                                           Jiri Nemec
                                                           President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                                             Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting


 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  EASTERN ROYALTY CORP.

                                                  By:      *
                                                  --------------------------
                                                     Jiri Nemec
                                                     President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:




                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                                             Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
     ---------------------------------------
                     Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  GALLO FINANCE COMPANY

                                                  By:     *
                                                      --------------------------
                                                          John L. Wasik
                                                          President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                  John L. Wasik

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
              Roger B. Walcott, Jr.

                          *                                                       Director
      ---------------------------------------
                 George J. Holway

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  GOLD FIELDS CHILE, S.A.

                                                  By:            *
                                                      --------------------------
                                                      Roger B.Walcott, Jr.
                                                      President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
               Roger B.Walcott, Jr.

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  GOLD FIELDS MINING CORPORATION

                                                  By:           *
                                                      --------------------------
                                                       Roger B.Walcott, Jr.
                                                       President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
               Roger B.Walcott, Jr.

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

                          *                                                       Director
      ---------------------------------------
                Collon C. Kennedy

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                           GOLD FIELDS OPERATING COMPANY -ORTIZ

                                            By:             *
                                               --------------------------
                                                 Roger B.Walcott, Jr.
                                                 President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----



                          *                                                President and Director
      ---------------------------------------
               Roger B.Walcott, Jr.

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

                          *                                                       Director
      ---------------------------------------
                Collon C. Kennedy

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  GRAND EAGLE MINING, INC.

                                                  By:          *
                                                      --------------------------
                                                          John C. Hill
                                                          President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                   Signature                                                      Title
                    ---------                                                      -----



                          *                                                President and Director
      ---------------------------------------
               Roger B.Walcott, Jr.

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

                          *                                                       Director
      ---------------------------------------
                Collon C. Kennedy

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  HAYDEN GULCH TERMINAL, INC.

                                                  By:           *
                                                      --------------------------
                                                           John L. Wasik
                                                           President

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                  John L. Wasik

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  HIGHLAND MINING COMPANY

                                                  By:          *
                                                      --------------------------
                                                          Steven F. Schaab
                                                          Vice President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                    Vice President
      ---------------------------------------
                 Steven F. Schaab

                          *                                             Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel

                          *                                                       Director
      ---------------------------------------
                Fredrick D. Palmer

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting


 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  HILLSIDE MINING COMPANY

                                                  By:          *
                                                     ---------------------------
                                                           Jiri Nemec
                                                           President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                   Signature                                                      Title
                   ---------                                                      -----

                          *                                               President and Director
      ---------------------------------------
                   Jiri Nemec

                          *                                            Vice President and Treasurer
      ---------------------------------------
                  T. L. Bethel

                          *                                                      Director
      ---------------------------------------
               Richard M. Whiting

 *By:           /s/ JEFFERY L. KLINGER
      ---------------------------------------
                Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                         INDEPENDENCE MATERIAL HANDLING COMPANY

                                         By:            *
                                             --------------------------
                                               Roger B.Walcott, Jr.
                                               President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
               Roger B.Walcott, Jr.

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  INTERIOR HOLDINGS CORP.

                                                  By:          *
                                                     --------------------------
                                                          Irl F. Engelhardt
                                                          President



      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:




                    Signature                                                      Title
                    ---------                                                      -----
                          *                                                President and Director
      ---------------------------------------
                Irl F. Engelhardt

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                              JAMES RIVER COAL TERMINAL COMPANY

                                              By:            *
                                                 -------------------------------
                                                       Paul H. Vining
                                                       President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                   Signature                                                      Title
                   ---------                                                      -----

                          *                                               President and Director
      ---------------------------------------
                 Paul H. Vining

                          *                                            Vice President and Treasurer
      ---------------------------------------
                Steven F. Schaab

                          *                                                      Director
      ---------------------------------------
              Roger B.Walcott, Jr.

                          *                                                      Director
      ---------------------------------------
               Richard A. Navarre


 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  JUNIPER COAL COMPANY

                                                  By:       *
                                                     --------------------------
                                                       Roger B.Walcott, Jr.
                                                            President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                      President
      ---------------------------------------
               Roger B.Walcott, Jr.

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

                          *                                                       Director
      ---------------------------------------
                  R. D. Robison

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                 KAYENTA MOBILE HOME PARK, INC.

                                                 By:         *
                                                     --------------------------
                                                         John L. Wasik
                                                          President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                    Signature                                                      Title
                    ---------                                                      -----
                          *                                                President and Director
      ---------------------------------------
                  John L. Wasik

                          *                                                      Treasurer
      ---------------------------------------
                   T. L. Bethel

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  MARTINKA COAL COMPANY

                                                  By:          *
                                                     --------------------------
                                                           Jiri Nemec
                                                           President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                                             Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel
                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                         MIDCO SUPPLY AND EQUIPMENT CORPORATION

                                         By:              *
                                             --------------------------
                                                  George J. Holway
                                                     President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

                          *                                                      President
      ---------------------------------------
                 George J. Holway

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

                          *                                                       Director
      ---------------------------------------
               Roger B.Walcott, Jr.

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  MOUNTAIN VIEW COAL COMPANY

                                                  By:            *
                                                      --------------------------
                                                            Jiri Nemec
                                                            President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----
                          *                                                President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                                             Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                   NORTH PAGE COAL CORP.

                                                   By:          *
                                                      --------------------------
                                                            Jiri Nemec
                                                            President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                    Signature                                                      Title
                    ---------                                                      -----
                          *                                                President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                                             Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel

                          *                                                       Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  OHIO COUNTY COAL COMPANY

                                                  By:           *
                                                      --------------------------
                                                            John C. Hill
                                                            President

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----
                          *                                                President and Director
      ---------------------------------------
                   John C. Hill

                          *                                             Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                                       Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                          PATRIOT COAL COMPANY, L.P.

                                          By:            *
                                              --------------------------
                                               Bluegrass Coal Company
                                               Its Managing Partner

                                          By:            *
                                              --------------------------
                                                   John C. Hill
                                            President of Bluegrass Coal Company

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:



                    Signature                                                      Title
                    ---------                                                      -----

 BLUEGRASS COAL COMPANY
 Its Managing Partner

 By:                      *                                       President and Director of Bluegrass Coal
      ---------------------------------------                                      Company
                   John C. Hill

                          *                                    Vice President and Treasurer of Bluegrass Coal
      ---------------------------------------                                     Company
                 Steven F. Schaab

                          *                                          Director of Bluegrass Coal Company
      ---------------------------------------
                Richard A. Navarre

 SENTRY MINING COMPANY

 A Partner

 By:                      *                                   President and Director of Sentry Mining Company
      ---------------------------------------
                   John C. Hill

                          *                                    Vice President and Treasurer of Sentry Mining
      ---------------------------------------                                     Company
                 Steven F. Schaab

                          *                                          Director of Sentry Mining Company
      ---------------------------------------
                Richard A. Navarre


 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                 PEABODY AMERICA, INC.

                                                 By:             *
                                                     --------------------------
                                                           Roger B.Walcott, Jr.
                                                               President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


               Signature                                     Title
               ---------                                     -----

                   *                              President and Director
 ---------------------------------------
          Roger B.Walcott, Jr.

                     *                            Vice President and Treasurer
 ---------------------------------------
            Steven F. Schaab


                     *                                     Director
 ---------------------------------------
           Richard A. Navarre



 *By /s/  JEFFERY L. KLINGER
    ------------------------------------
          Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                            PEABODY COAL COMPANY



                                            By:              *
                                                --------------------------
                                                      Steven F. Schaab
                                                       Vice President




     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


              Signature                                 Title
              ---------                                 -----

                  *                                 Vice President
---------------------------------------
           Steven F. Schaab


                  *                           Vice President and Treasurer
---------------------------------------
             T. L. Bethel
                  *                                    Director
---------------------------------------
             J. D. Palmer

                  *                                    Director
---------------------------------------
          Richard M. Whiting




 *By:  /s/  JEFFERY L. KLINGER
---------------------------------------
            Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                                PEABODY COALSALES COMPANY



                                                By:          *
                                                   --------------------------
                                                        Paul H. Vining
                                                           President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:

                Signature                                  Title
                ---------                                  -----



                   *                              President and Director
 ---------------------------------------
             Paul H. Vining


                   *                                        Director
 ---------------------------------------
          Roger B. Walcott, Jr.

                   *                              Vice President and Treasurer
 ---------------------------------------

            Steven F. Schaab

                   *                                        Director
 ---------------------------------------

           Richard A. Navarre


 *By:   /s/  JEFFERY L. KLINGER
      ----------------------------------
             Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                         PEABODY COALTRADE, INC.


                                         By:            *
                                             --------------------------
                                                Stephen L. Miller
                                                    President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


               Signature                                      Title


                     *                                President and Director
 ---------------------------------------
           Stephen L. Miller

                     *                             Vice President and Treasurer
 ---------------------------------------
            Steven F. Schaab

                     *                                       Director
 ---------------------------------------
          Roger B.Walcott, Jr.
                     *                                       Director
 ---------------------------------------
             Paul H. Vining


 *By:           /s/  JEFFERY L. KLINGER
     ----------------------------------------
                     Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                             PEABODY DEVELOPMENT COMPANY

                                             By:             *
                                                 --------------------------
                                                       Roger B.Walcott, Jr.
                                                           President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


              Signature                                      Title
              ---------                                      -----


                    *                                President and Director
---------------------------------------
         Roger B.Walcott, Jr.

                    *                             Vice President and Treasurer
---------------------------------------
           Steven F. Schaab

                    *                                       Director
---------------------------------------
           Kemal Williamson


                    *                                       Director
---------------------------------------
          Richard A. Navarre


 *By:     /s/  JEFFERY L. KLINGER
     ----------------------------------
                Attorney-In-Fact

 --------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                         PEABODY DEVELOPMENT LAND HOLDINGS, LLC

                                         By:               *
                                             -----------------------------------
                                                     Roger B. Walcott, Jr.
                                                         President





     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                Signature                                   Title
                ---------                                   -----

                     *                                     President
 ---------------------------------------
         Roger B. Walcott, Jr.
                     *                            Vice President and Treasurer
 ---------------------------------------
            Steven F. Schaab



 *By:  /s/  JEFFERY L. KLINGER
     -----------------------------------
            Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                              PEABODY ENERGY SOLUTIONS, INC.


                                              By:             *
                                                  --------------------------
                                                        Paul H. Vining
                                                          President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


             Signature                                      Title
             ---------                                      -----


                   *                                President and Director
--------------------------------------
           Paul H. Vining




                   *                             Vice President and Treasurer
--------------------------------------
          Steven F. Schaab

                   *                                       Director
--------------------------------------
        Roger B.Walcott, Jr.


                   *                                       Director
--------------------------------------
         Richard A. Navarre



 *By:   /s/  JEFFERY L. KLINGER
    ----------------------------------
             Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                        PEABODY HOLDING COMPANY, INC.

                                        By:             *
                                           ----------------------------------
                                                  Irl F. Engelhardt
                                           Chairman & Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:




              Signature                                                      Title
              ---------                                                      -----


                    *                                    Chairman, Chief Executive Officer and Director
---------------------------------------
          Irl F. Engelhardt


                    *                                 Executive Vice President and Chief Financial Officer
---------------------------------------
          Richard A. Navarre

                    *                                                       Director
---------------------------------------


         Roger B.Walcott, Jr.


                    *                                                       Director
---------------------------------------
          Richard M. Whiting




 *By:    /s/  JEFFERY L. KLINGER
     ----------------------------------
               Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                        PEABODY NATURAL GAS, LLC

                                        By:                 *
                                            ------------------------------------
                                                      Roger B. Walcott, Jr.
                                                          President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


               Signature                                       Title
               ---------                                       -----


                     *                                       President
 ---------------------------------------

         Roger B. Walcott, Jr.
                     *                              Vice President and Treasurer
 ---------------------------------------

            Steven F. Schaab




 *By: /s/  JEFFERY L. KLINGER
     -----------------------------------
           Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement or to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                             PEABODY NATURAL RESOURCES COMPANY

                             By:                          *
                                 ----------------------------------------------
                                     Gold Fields Mining Corporation
                                                 Its General Partner

                             By:                          *
                                 -----------------------------------------------
                                                Roger B.Walcott, Jr.
                                     President of Gold Fields Mining Corporation


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:




                   Signature                                                      Title
                   ---------                                                      -----

GOLD FIELDS MINING
CORPORATION
A General Partner
 By:                      *                                    President and Director of Gold Fields Mining
      ---------------------------------------                               Corporation
              Roger B.Walcott, Jr.

                          *                                     Director of Gold Fields Mining Corporation
      ---------------------------------------
               Richard A. Navarre

                          *                                     Director of Gold Fields Mining Corporation
      ---------------------------------------
               Collon C. Kennedy



 PEABODY AMERICA, INC.
 A General Partner


 By:                      *                                  President and Director of Peabody America, Inc.
      ---------------------------------------
               Roger B.Walcott, Jr.

                          *                               Vice President and Treasurer of Peabody America, Inc.
      ---------------------------------------
                Steven F. Schaab


                          *                                          Director of Peabody America, Inc.
      ---------------------------------------
                Richard A. Navarre


 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                Attorney-In-Fact



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                            PEABODY SOUTHWESTERN COAL COMPANY

                                            By:             *
                                                --------------------------
                                                     Steven F. Schaab
                                                       Vice President



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


               Signature                                   Title
               ---------                                   -----


                     *                    Vice President and Assistant Treasurer
----------------------------------------
            Steven F. Schaab

                     *                                    Director
 ---------------------------------------
           Richard M. Whiting


                     *                                    Director
 ---------------------------------------
             John L. Wasik

                     *                                    Director
 ---------------------------------------
            G. Bradley Brown


 *By:   /s/  JEFFERY L. KLINGER
     -----------------------------------
             Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                          PEABODY TERMINALS, INC.

                                          By:            *
                                              ----------------------------------
                                                    Paul H. Vining
                                                      President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


              Signature                                     Title
              ---------                                     -----


                    *                               President and Director
---------------------------------------

            Paul H. Vining

                    *                            Vice President and Treasurer
---------------------------------------
           Steven F. Schaab

                    *                                      Director
---------------------------------------
          Richard A. Navarre

                    *                                      Director
---------------------------------------
         Roger B.Walcott, Jr.

 *By:    /s/  JEFFERY L. KLINGER
     -----------------------------------
              Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                             PEABODY VENEZUELA COAL CORP.



                                             By:          *
                                                 -------------------------------
                                                     Roger B.Walcott, Jr.
                                                        President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


              Signature                                     Title
              ---------                                     -----


                    *                               President and Director
---------------------------------------

         Roger B.Walcott, Jr.

                    *                            Vice President and Treasurer
---------------------------------------
           Steven F. Schaab

                    *                                      Director
---------------------------------------
          Richard A. Navarre


 *By:  /s/  JEFFERY L. KLINGER
     ---------------------------------
            Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                            PEABODY WESTERN COAL COMPANY

                                            By:             *
                                                --------------------------------
                                                       John L. Wasik
                                                         President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


              Signature                                           Title
              ---------                                           -----


                    *                                     President and Director
---------------------------------------
            John L. Wasik

                    *                                           Treasurer
---------------------------------------
             T. L. Bethel

                    *                                            Director
---------------------------------------
          Richard M. Whiting



 *By:  /s/  JEFFERY L. KLINGER
    -----------------------------------
            Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                        PINE RIDGE COAL COMPANY

                                        By:               *
                                            ------------------------------------
                                                      Jiri Nemec
                                                       President





      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


                Signature                                      Title
                ---------                                      -----


                    *                                  President and Director
---------------------------------------
              Jiri Nemec


                    *                               Vice President and Treasurer
---------------------------------------
             T. L. Bethel

                    *                                         Director
---------------------------------------
          Richard M. Whiting


 *By:  /s/  JEFFERY L. KLINGER
     ----------------------------------
            Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                                PORCUPINE PRODUCTION, LLC

                                                By:            *
                                                    --------------------------
                                                         Roger B. Walcott, Jr.
                                                          President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


               Signature                                      Title
               ---------                                      -----

                     *                                       President
 ---------------------------------------
         Roger B. Walcott, Jr.
                     *                              Vice President and Treasurer
 ---------------------------------------
            Steven F. Schaab

 *By:   /s/  JEFFERY L. KLINGER
     -----------------------------------
             Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                            PORCUPINE TRANSPORTATION, LLC

                                            By:          *
                                                --------------------------
                                                   Roger B. Walcott, Jr.
                                                       President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


               Signature                                       Title
               ---------                                       -----



                     *                                       President
 ---------------------------------------
         Roger B. Walcott, Jr.

                     *                              Vice President and Treasurer
 ---------------------------------------
            Steven F. Schaab


 *By:   /s/  JEFFERY L. KLINGER
     -----------------------------------
             Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                            POWDER RIVER COAL COMPANY

                                            By:             *
                                                --------------------------
                                                        Ian S. Craig
                                                         President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:

              Signature                                        Title
              ---------                                        -----

                    *                                  President and Director
---------------------------------------
             Ian S. Craig

                    *                               Vice President and Treasurer
---------------------------------------
           Steven F. Schaab

                    *                                         Director
---------------------------------------
          Richard A. Navarre


 *By:    /s/  JEFFERY L. KLINGER
     ----------------------------------
              Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.



                                                RIO ESCONDIDO COAL CORP.

                                                By:             *
                                                    --------------------------
                                                           John L. Wasik
                                                            President





     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:


               Signature                                      Title

                     *                                President and Director
 ---------------------------------------
             John L. Wasik

                     *                             Vice President and Treasurer
 ---------------------------------------
            Steven F. Schaab

                     *                                       Director
 ---------------------------------------
           Richard A. Navarre

                     *                                       Director
 ---------------------------------------
          Roger B.Walcott, Jr.

 *By:    /s/  JEFFERY L. KLINGER
       ---------------------------------
               Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  RIVERS EDGE MINING, INC.

                                                  By:            *
                                                      --------------------------
                                                             Jiri Nemec
                                                             President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:

                    Signature                                  Title
                    ---------                                  -----

                          *                            President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                         Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                   Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  RIVERVIEW TERMINAL COMPANY

                                                  By:           *
                                                      --------------------------
                                                         Stephen L. Miller
                                                            President


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:

                     Signature                                  Title
                     ---------                                  -----

                          *                                   President
      ---------------------------------------
                 Stephen L. Miller

                          *                         Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                   Director
      ---------------------------------------
                Richard A. Navarre

                          *
      ---------------------------------------
                     Director

                 Collon C. Kennedy



                          *
      ---------------------------------------
                     Director

               Roger B. Walcott, Jr.



 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                  SENECA COAL COMPANY

                                                  By:             *
                                                      --------------------------
                                                             John L. Wasik
                                                               President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:

                    Signature                                     Title
                    ---------                                     -----

                          *                               President and Director
      ---------------------------------------
                  John L. Wasik

                          *                                      Treasurer
      ---------------------------------------
                   T. L. Bethel
                          *                                      Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                  SENTRY MINING COMPANY

                                                  By:             *
                                                      --------------------------
                                                            John C. Hill
                                                             President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:

                    Signature                                  Title
                    ---------                                  -----

                          *                            President and Director
      ---------------------------------------
                   John C. Hill

                          *                         Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                   Director
      ---------------------------------------
                Richard A. Navarre

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.


                                                   SNOWBERRY LAND COMPANY

                                                   By:            *
                                                      --------------------------
                                                             Jiri Nemec
                                                              President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:

                    Signature                                  Title
                    ---------                                  -----

                          *                            President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                         Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

                          *                                  Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
       --------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                 STERLING SMOKELESS COAL COMPANY

                                                 By:            *
                                                     --------------------------
                                                            Jiri Nemec
                                                            President


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:

                    Signature                                  Title
                    ---------                                  -----

                          *                            President and Director
      ---------------------------------------
                    Jiri Nemec

                          *                         Vice President and Treasurer
      ---------------------------------------
                   T. L. Bethel

                          *                                   Director
      ---------------------------------------
                Richard M. Whiting

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 9, 2001.

                                                 THOROUGHBRED, L.L.C.

                                                  By:             *
                                                      --------------------------
                                                           Irl F. Engelhardt
                                                               Chairman

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 9th day of August, 2001 by the following persons in the capacities indicated:

                    Signature                                  Title
                    ---------                                  -----

                          *                                   Chairman
      ---------------------------------------
                Irl F. Engelhardt

                          *                         Vice President and Treasurer
      ---------------------------------------
                 Steven F. Schaab

 *By:           /s/  JEFFERY L. KLINGER
      ---------------------------------------
                 Attorney-In-Fact